                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY
                                                                  --------------



                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG


                        AMERITRUCK DISTRIBUTION CORP.,
                                   the Buyer



                            ALLWAYS SERVICES, INC.,
                                  the Seller


                                      and


                            TRANSTAR SERVICES, INC.



                          Dated as of March 31, 1997

                           STOCK PURCHASE AGREEMENT
                           ------------------------

                               Table of Contents
                               ----- -- --------


    Section                                                             Page
    -------                                                             ----

1. PURCHASE AND SALE OF STOCK..........................................     1

   1.1.  Purchase and Sale.............................................     1
   1.2.  Delivery of Purchase Price....................................     1

2. CLOSING.............................................................     2

   2.1.  Time and Place................................................     2
   2.2.  Transactions at Closing.......................................     2

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SERVICES...........     3

   3.1.  Organization; Authority.......................................     3
   3.2.  Rights to Sell Outstanding Shares, Approvals; Binding Effect..     3
   3.3.  Subsidiaries..................................................     4
   3.4.  Capitalization................................................     4
   3.5.  Title to Stock, Liens, Etc....................................     4
   3.6.  Non-Contravention.............................................     4
   3.7.  Governmental Consents; Transferability of Licenses, Etc.......     4
   3.8.  Financial Statements..........................................     5
   3.9.  Absence of Certain Changes....................................     5
   3.10. Litigation, Etc...............................................     6
   3.11. Conformity to Law.............................................     6
   3.12. Title to Property, Real Property Leases, Etc..................     6
   3.13. Real Property; Safety, Zoning and Environmental Matters.......     7
   3.14. Insurance.....................................................     9
   3.15. Contracts.....................................................    10
   3.16. Employment of Officers, Employees.............................    11
   3.17. Employee Benefit Plans........................................    11
   3.18. Labor Relations...............................................    14
   3.19. Potential Conflicts of Interest...............................    14
   3.20. Trademarks, Patents, Etc......................................    14
   3.21. Supplies and Customers........................................    15
   3.22. Accounts Receivable...........................................    15
   3.23. No Undisclosed Liabilities....................................    15

   3.24. Conduct of Business...........................................    16
   3.25. Taxes.........................................................    16
   3.26. Indebtedness..................................................    16
   3.27. Bank Accounts, Signing Authority, Powers of Attorney..........    17
   3.28. Inventory.....................................................    17
   3.29. Minute Books..................................................    17
   3.30. Broker........................................................    17
   3.31. Disclosure....................................................    17

4. REPRESENTATIONS AND WARRANTIES OF BUYER.............................    17

   4.1.  Organization of Buyer; Authority..............................    17
   4.2.  Corporate Approval; Binding Effect............................    18
   4.3.  Non-Contravention.............................................    18
   4.4.  Governmental Consents.........................................    18
   4.5.  Broker........................................................    18
   4.6.  Securities Laws...............................................    18
   4.7.  Operation of Tran-Star........................................    18

5. CONDUCT OF BUSINESS BY TRANSTAR PENDING CLOSING.....................    19

   5.1.  Full Access...................................................    19
   5.2.  Carry on in Regular Course....................................    19
   5.3.  No General Increases..........................................    19
   5.4.  No Dividends, Issuances, Repurchases, Etc.....................    19
   5.5.  Contracts and Commitments.....................................    19
   5.6.  Purchase and Sale of Capital Assets...........................    20
   5.7.  Insurance.....................................................    20
   5.8.  Preservation of Organization..................................    20
   5.9.  No Default....................................................    20
   5.10. Compliance with Laws..........................................    20
   5.11. Advice of Change..............................................    20
   5.12. No Shopping...................................................    20
   5.13. Consent of Third Parties......................................    20
   5.14. Satisfaction of Conditions Precedent..........................    21

6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.........................    21

   6.1.  Representations and Warranties True at Closing................    21
   6.2.  Compliance with Agreement.....................................    21
   6.3.  No Material Change............................................    21
   6.4.  Seller's Certificate..........................................    21
   6.5.  Opinion of Counsel............................................    21
   6.6.  Required Approvals............................................    21

   6.7.  No Litigation.................................................    22
   6.8.  Non-Competition Agreements....................................    22
   6.9.  Employment Agreements.........................................    22
   6.10. Resignations of Directors and Officers........................    22
   6.11. Environmental Report..........................................    22
   6.12. Title Insurance...............................................    22
   6.13. Indebtedness..................................................    22
   6.14. Financing.....................................................    22
   6.15. Due Diligence.................................................    23
   6.16. Schedules.....................................................    23
   6.17. Specified Reserves............................................    23
   6.18. Consents of Third Parties.....................................    23
   6.19. Proceedings and Documents Satisfactory........................    23

7. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS....................    23

   7.1.  Representations and Warranties True at Closing................    23
   7.2.  Compliance with Agreement.....................................    23
   7.3.  Closing Certificate...........................................    23
   7.4.  H-S-R.........................................................    24
   7.5.  Opinion of Counsel............................................    24
   7.6.  Required Approvals............................................    24
   7.7.  No Litigation.................................................    24
   7.8.  Proceedings and Documents Satisfactory........................    24

8. CONFIDENTIAL INFORMATION............................................    24

9. INDEMNIFICATION.....................................................    25

   9.1.  Indemnity by Seller and Services..............................    25
   9.2.  Indemnity by the Buyer........................................    25
   9.3.  Materiality Standards.........................................    26
   9.4.  Time Limitation...............................................    26
   9.5.  Limitations on Indemnification................................    27
   9.6.  Net Recovery..................................................    27
   9.7.  Unused Reserves...............................................    28
   9.8.  Claims........................................................    28
   9.9.  Method and Payment of Claims..................................    29

10. TERMINATION........................................................    29

11. DEFINITIONS........................................................    29

    Affiliate..........................................................    29
    GAAP...............................................................    29
    Indebtedness.......................................................    30
    IRS................................................................    30
    Person.............................................................    30
    State..............................................................    30
    Subsidiary.........................................................    30

12. GENERAL............................................................    31

    12.1.  Survival of Representations and Warranties..................    31
    12.2.  Consent to Jurisdiction.....................................    31
    12.3.  Expenses....................................................    31
    12.4.  Notices.....................................................    31
    12.5.  Entire Agreement............................................    32
    12.6.  Governing Law...............................................    32
    12.7.  Sections and Section Headings...............................    32
    12.8.  Assigns.....................................................    33
    12.9.  Severability................................................    33
    12.10. Further Assurances..........................................    33
    12.11. No Implied Rights or Remedies...............................    33
    12.12. Counterparts................................................    33
    12.13. Satisfaction of Conditions Precedent........................    33
    12.14. Public Statements or Releases...............................    33
    12.15. Construction................................................    34
    12.16. Disclosure in Schedules.....................................    34

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------
Schedules:
----------

     3.3.     Subsidiaries
     3.4.     Capitalization
     3.7.     Governmental Consents; Transferability of Licenses, Etc.
     3.8.     Financial Statements
     3.9.     Absence of Certain Changes
     3.10.    Litigation, Etc.
     3.11.    Conformity to Law
     3.12(a)  Title to Property
     3.12(b)  Capital Assets
     3.12(c)  Real Property Leases
     3.13.    Real Property; Safety, Zoning and Environmental Matters
     3.14.    Insurance
     3.15.    Contracts
     3.16.    Employment of Officers, Employees
     3.17(a)  Employee Benefit Plans
     3.17(d)  Employee Benefit Plan Disclosure
     3.18.    Labor Relations
     3.19.    Potential Conflicts of Interest
     3.20.    Trademarks, Patents, Etc.
     3.21.    Supplies and Customers
     3.24.    Conduct of Business
     3.25.    Taxes
     3.26.    Indebtedness
     3.27.    Bank Accounts, Signing Authority, Powers of Attorney
     6.10.    Resignations of Directors and Officers

Exhibits
--------

Exhibit A             Lease Agreement
Exhibit B-1 to B-3    Non-Competition Agreements
Exhibit C             Opinion of counsel to Seller, Tran-Star, and Services
Exhibit D             Opinion of counsel to Buyer

                            STOCK PURCHASE AGREEMENT
                            ----- -------- ---------


     THIS STOCK PURCHASE AGREEMENT is dated as of the 31st day of March, 1997 by and among AmeriTruck Distribution Corp., a Delaware corporation (the "Buyer"),
                                                                      -----
Allways Services, Inc., a Tennessee corporation (the "Seller"), and Transtar
                                                      ------
Services, Inc., a Delaware corporation ("Services").
                                         --------

     The Seller is the owner of all of the issued and outstanding capital stock of Tran-Star, Inc., a Wisconsin corporation ("Tran-Star").
                                              ---------

     The Seller desires to sell all of the capital stock of Tran-Star (the

"Stock") to the Buyer and the Buyer desires to purchase the Stock from the
------
Seller, upon the terms and subject to the conditions contained in this Agreement.

     The Seller will retain ownership of the capital stock of ProShell, Inc., a Delaware corporation (f/k/a as "Proline Carriers Inc." and referred to herein as "ProShell"), and Services.
 --------

     In connection with the transactions contemplated hereby Services will enter into a real property lease with Tran-Star and wishes to induce the Buyer to enter into this Agreement.

     In connection with the negotiation and preparation of this Agreement, the Seller will prior to the Closing prepare a set of disclosure schedules, dated the Closing Date and delivered separately as one or more volumes (the

"Disclosure Schedule", with any reference to a Schedule being to the Disclosure
--------------------
Schedule).  Certain defined terms used in this Agreement are defined in Article
11.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

     1.  PURCHASE AND SALE OF STOCK.

     1.1.   Purchase and Sale.  Subject to the terms and conditions set forth in
            -------- --- ----
this Agreement, the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, at the Closing referred to in Article 2 of this Agreement, all of the outstanding shares of Stock, in exchange for the payment of the aggregate Purchase Price as described below.

     1.2.  Delivery of Purchase Price.  At the Closing, the Buyer shall pay the
           -------- -- -------- -----
aggregate purchase price for the Stock, $3,750,000, (the "Purchase Price"), as
                                                          -------- -----
provided herein.

     2.  CLOSING.

     2.1.  Time and Place.  The closing of the sale and purchase of the Stock
           ---- --- -----
(the "Closing") shall be held at the offices of Buyer, 301 Commerce Street,
      -------
Suite 1101, Fort Worth, Texas, at 10:00 a.m. on April 30, 1997, or at such other time, or at such other place, as the Buyer and the Seller may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".
        ------- ----

     2.2.  Transactions at Closing.  At the Closing, in addition to any other
           ------------ -- -------
instruments or documents referred to herein:

          (a) The Seller shall deliver to the Buyer, free and clear of any lien, claim or encumbrance, certificates representing the Stock, duly endorsed in blank or with duly executed stock powers attached.

          (b) The Seller shall deliver to Buyer at Closing an agreement (the

"Norfolk Southern Settlement") by Norfolk Southern Corporation, in form and with
----------------------------
terms and conditions satisfactory to Buyer, under which Norfolk Southern Corporation will agree to accept the payment of an amount, not to exceed $3,000,000, in full settlement and satisfaction of all Indebtedness (as defined in Article 11) owed to Norfolk Southern Corporation by the Seller and its Subsidiaries (as defined in Article 11) and the extinguishment of all equity interests or any warrants or other rights to acquire any equity interests in the Seller held by Norfolk Southern Corporation, to be paid from the Purchase Price.

          (c) The Seller shall deliver the amount referred to in paragraph (b) above to Norfolk Southern Corporation by certified or bank check or by wire transfer, as a disbursement from the Purchase Price.

          (d) Tran-Star and Services shall enter into the Lease Agreement in substantially the form of Exhibit A hereto (the "Lease Agreement") for Services'
                          ---------              ---------------
real property in Etters, Pennsylvania.

          (e) The stockholders of the Seller shall enter into a stock redemption agreement (the "Stock Redemption Agreement") upon such terms and conditions as
                --------------------------
may be acceptable as between them and to the Buyer, and the Seller shall deliver a copy of said agreement to Buyer at Closing.

          (f) The Buyer shall deliver the remainder of the Purchase Price, to the Seller by certified or bank check or by wire transfer.

          (g) The Seller shall deliver to the Buyer pay-off letters and lien discharges (or agreements therefor) from any lender to whom Tran-Star owes any Indebtedness in excess of $5,000 secured by any lien on any property of Tran-Star.

          (h) Each of Robert Goldberg, Daniel Van Alstine, Terry Wallace and Paul Herzog (the "Managers") shall execute and deliver an Employment Agreement
                  --------
in a form mutually satisfactory to the Managers and the Buyer (in such form, the "Employment Agreements").
 ---------------------

          (i) The Seller, Services and ProShell shall enter into Non-Competition Agreements with Buyer in the form of Exhibits B-1 to B-3 hereto (the "Non-
                                              ---    ---              ---
Competition Agreements").
----------------------

          (j) The Buyer, the Seller and Services shall enter into a Tax Indemnification Agreement in a mutually acceptable form (the "Tax Agreement").
                                                              -------------

     3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SERVICES. The Seller and the Services jointly and severally represent and warrant to the Buyer as follows:

     3.1.  Organization; Authority.  (a)  Each of the Seller and Services is a
           ------------  ---------
corporation duly organized, validly existing and in good standing under the laws of the States of Tennessee and Delaware, respectively, and has full corporate power and authority to enter into this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder.

          (b) Tran-Star is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary. The Seller has delivered to the Buyer complete and correct copies of Tran-Star's Articles of Incorporation and By-Laws and all amendments thereto. Tran-Star has all requisite power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted.

     3.2.  Rights to Sell Outstanding Shares, Approvals; Binding Effect.  The
           ------ -- ---- ----------- ------- ---------  ------- ------
Seller and Services have all requisite power and full legal right to enter into this Agreement, the Norfolk Southern Settlement, the Lease Agreement, the Stock Redemption Agreement, the Tax Agreement and the Non-Competition Agreement (collectively, the "Transaction Agreements"), if any, to which it is a party, to
                    ----------------------
perform all of the Seller's or Services agreements and obligations hereunder and thereunder, each in accordance with its respective terms, and to sell to the Buyer all of the outstanding shares of Stock owned by the Seller. This Agreement has been duly executed and delivered by the Seller and Services and constitutes, and each of the other Transaction Agreements to which the Seller or Services is to be a party will at or prior to the Closing have been duly executed and delivered by the Seller or Services, as applicable, and will constitute, the legal, valid and binding obligation of the Seller or Services enforceable against the Seller and Services in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     3.3.  Subsidiaries.  Except as set forth on Schedule 3.3, Tran-Star has no
           ------------                          ------------
Subsidiaries and does not own or hold of record and/or beneficially any shares of any class in the capital of any corporations, and neither owns any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

     3.4.  Capitalization.  The authorized capital of Tran-Star consists of
           --------------
2,800 shares of common stock, no par value per share, 206 shares of which are issued and outstanding on the date hereof. All of the Stock will be sold by the Seller to the Buyer pursuant hereto and is validly issued and outstanding, fully paid and non-assessable. Except as set forth on Schedule 3.4 hereto, there are
                                                 -------------
no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of Tran-Star or any of its Subsidiaries.

     3.5.  Title to Stock, Liens, etc.  The Seller has, and as of the
           ----- -- -----  -----  ---
consummation of the Closing the Buyer will have, sole record and beneficial ownership of all of the Stock, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.

     3.6.  Non-Contravention.  The execution and delivery of this Agreement and
           --- -------------
the other Transaction Agreements to which the Seller or Services is or is to be a party and the consummation by the Seller and Services of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Seller, Tran-Star or any of its Subsidiaries or Services, each as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of the Seller, Tran-Star or Services pursuant to (i) any agreement or instrument to which the Seller, Tran-Star or any of its Subsidiaries or Services is a party or by which any of their properties is bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority to which the Seller, Services or Tran-Star is subject, except in the case of (i) or (ii) for any violations, conflicts, defaults or encumbrances that individually and in the aggregate will not have a material adverse effect on the operations, assets, business, condition (financial or otherwise) or prospects of Tran-Star and its Subsidiaries taken as a whole or any material adverse effect on the ability of the Seller to perform its obligations under this Agreement and the other Transaction Agreements to which it is a party (with either of the foregoing referred to as a "Material
                                                                    --------
Adverse Effect").
--------------

     3.7.  Governmental Consents; Transferability of Licenses, Etc.  Except as
           ------------ --------  --------------- -- --------  ---
set forth on Schedule 3.7, no consent, approval or authorization of, or
             -------- ---
registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Seller or Services of this Agreement and the other Transaction Agreements to which the

Seller or Services is or is to be a party or for the consummation by the Seller and Services of the transactions contemplated hereby or thereby. Tran-Star and its Subsidiaries have and maintain, and the permits listed on Schedule 3.7
                                                              -------- ---
hereto include, all licenses, permits and other authorizations from all governmental authorities (collectively, the "Permits") as are necessary for the
                                             -------
conduct of the business of Tran-Star and its Subsidiaries. Except as expressly designated on Schedule 3.7, all of the Permits will remain in effect after the
              -------- ---
transfer of the Stock to the Buyer, and true and complete copies of such Permits have previously been delivered to the Buyer.

     3.8.  Financial Statements.  The Seller has delivered the following
           --------- ----------
financial statements (the "Financial Statements") to the Buyer, and there are
                           --------- ----------
attached as Schedule 3.8 hereto:  (a) the audited balance sheets of Tran-Star as
            -------- ---
of December 31, 1994, 1995 and 1996 (such balance sheets as of December 31, 1994, 1995 and 1996 being referred to herein as the "Audited Balance Sheets"),
                                                     ------- ------- ------
and the related statements of income, retained earnings and cash flows of Tran-Star for each of the fiscal years then ended and (b) the unaudited balance sheet of Tran-Star as of January 31, 1997 and the related statements of income, retained earnings and cash flows of Tran-Star for the one-month period ended (collectively, the "Interim Financials"). Each of the Financial Statements are
                    ------- ----------
true and correct and have been prepared in accordance with generally accepted accounting principles (subject, in the case of the Interim Financials, to the absence of footnotes and to year-end audit adjustments consisting only of routine accruals); each of such balance sheets fairly and accurately presents the financial condition of Tran-Star as of its respective date; and such statements of income, retained earnings and cash flows fairly and accurately present the results of operations for the periods covered thereby.

     3.9.  Absence of Certain Changes.  Except as set forth on Schedule 3.9,
           ------- -- ------- -------                          -------- ---
since December 31, 1996 Tran-Star and its Subsidiaries have carried on their business only in the ordinary course, and there has not been (a) any change in the assets, liabilities, sales, income or business of Tran-Star and its Subsidiaries taken as a whole or in their relationships with suppliers, customers or lessors, other than changes in the ordinary course of business that individually and in the aggregate will not have a Material Adverse Effect; (b) any acquisition or disposition by Tran-Star or its Subsidiaries of any asset or property other than in the ordinary course of business or dispositions of assets and properties outside the ordinary course of business that individually and in the aggregate do not represent a material portion of the assets and properties of Tran-Star and its Subsidiaries; (c) except for trucks and trailers that are receiving maintenance or repair in the ordinary course of business and at levels in the aggregate consistent with Tran-Star's experience in the last twelve (12) months, any damage, destruction or loss, whether or not covered by insurance, of any property or asset; (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of the Stock; (e) any issuance of any shares of the capital stock of Tran-Star or its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any of the Stock or the capital stock of any of its Subsidiaries, (f) except pursuant to the terms of any Employee Benefit Plan (as defined in Section 3.17) and except for annual merit increases to non-officer employees made consistent with past practices, any increase in the compensation, pension or other benefits payable or to become payable by Tran-Star or its

Subsidiaries to any of their officers or employees, or any bonus payments or arrangements made to or with any of them; (g) any forgiveness or cancellation of any debt or claim by Tran-Star or its Subsidiaries or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business; (h) any entry by Tran-Star or its Subsidiaries into any transaction other than transactions made in the ordinary course of business and any transactions made outside the ordinary course of business but which individually and in the aggregate are not material to Tran-Star and its Subsidiaries taken as a whole; (i) any incurrence by Tran-Star or its Subsidiaries of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (j) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of Tran-Star or its Subsidiaries; or (k) any discharge or satisfaction by Tran-Star or its Subsidiaries of any lien or encumbrance or payment by Tran-Star or its Subsidiaries of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the Audited Balance Sheets and (B) current liabilities incurred since the date of the Audited Balance Sheets in the ordinary course of business.

     3.10.  Litigation, Etc.  Except as set forth on Schedule 3.10 hereto, no
            ----------  ---                          -------- ----
action, suit, proceeding or investigation is pending or to Seller's knowledge threatened against Tran-Star or its Subsidiaries (nor is there any reasonable basis therefor known to the Seller).

     3.11.  Conformity to Law.  Except as set forth on Schedule 3.11, Tran-Star
            ---------- -- ---                          -------- ----
and its Subsidiaries have complied with, and are in compliance with (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to Tran-Star or any of its Subsidiaries or any of their properties (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance) and (b) all unwaived terms and provisions of all contracts, agreements and indentures to which Tran-Star or any of its Subsidiaries is a party, or by which Tran-Star or any of its Subsidiaries or any of their properties is subject, except for any instances of non-compliance that individually and in the aggregate will not have Material Adverse Effect. Except as set forth in Schedule 3.11 hereto, neither Tran-Star nor any
                                -------- ----
of its Subsidiaries have committed, been charged with, or to Seller's knowledge been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of Tran-Star or any of its Subsidiaries or any of their properties, except for any instances of violation that individually and in the aggregate will not have a Material Adverse Effect.

     3.12.  Title to Property, Real Property Leases, etc.  (a)  Except as set
            ----- -- --------  --------------------  ---
forth on Schedule 3.12(a) hereto, Tran-Star and it Subsidiaries have good and
         -------- -------
marketable title to all of their properties and assets, including, without limitation, all those reflected in the Audited Balance Sheets (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the Audited Balance Sheets), all free and clear of all liens, pledges, charges, security interests, encumbrances or title retention agreements of any kind or nature.

          (b) Schedule 3.12(b) hereto lists all real property owned or leased by
              -------- -------
Tran-Star or any of its Subsidiaries (the "Real Property").  None of the Seller,
                                           ---- --------
Tran-Star and or any of its Subsidiaries or Services has received any notice that either the whole or any portion of the Real Property is to be condemned, requisitioned or otherwise taken by any public authority. None of the Seller, Tran-Star or any of its Subsidiaries or Services has any knowledge of any public improvements that may result in special assessments against or otherwise affect any of the Real Property. Schedule 3.12(c) hereto sets forth a complete and
                           -------- -------
correct description of all leases of Real Property to which Tran-Star or any of its Subsidiaries or Services are a party. Complete and correct copies of all such leases have been delivered to the Buyer. Each such lease is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder. The leasehold interests of Tran-Star and its Subsidiaries and Services are subject to no lien or other encumbrance (other than liens on the underlying fee simple interest), and Tran-Star and its Subsidiaries and Services are in quiet possession of the properties covered by such leases.

          (c) To the Seller's knowledge, all of the buildings and other improvements located on the Real Property are in structurally sound condition and in compliance with any local building codes or ordinances. Schedule 3.12(d)
                                                                ----------------
lists all tractors and trailers owned or leased by Tran-Star or its Subsidiaries as of March 31, 1997. Except for trucks and trailers that are receiving maintenance or repair in the ordinary course of business and at levels in the aggregate consistent with Tran-Star's experience in the last twelve (12) months, all such tractors and trailers are in good condition and repair, reasonable wear and tear excepted, and all of such tractors and trailers subject to leases have been maintained in compliance in all material respects with the terms of the applicable leases. All other tangible assets of Tran-Star and its Subsidiaries are, in the aggregate, in good condition and repair, reasonable wear and tear excepted, and adequate for their present use.

     3.13.  Real Property; Safety, Zoning and Environmental Matters.
            ---- --------  ------  ------ --- ------------- -------

            (a) Schedule 3.13 hereto sets forth complete and accurate legal
                -------- ----
descriptions of all of the Real Property.

            (b) Except as set forth on Schedule 3.13, to the best of Seller's
                                       -------- ----
knowledge:

               (i) neither Tran-Star or any of its Subsidiaries, the Seller, Services nor any operator of any real property presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries or Services is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response,
                    ----
     Compensation and Liability Act of 1980 as amended ("CERCLA"), the
                                                         ------

     Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal
                                                            ----
     Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");
     -------------- ----

               (ii) none of the Seller, Tran-Star or any of its Subsidiaries or Services has received notice from any third party, including without limitation any federal, state or local governmental authority, (A) that Tran-Star or any of its Subsidiaries, Services or the Seller or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party
                                       ---
     under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substance as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C.
     (S)9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws ("Hazardous
                                                                 ---------
     Substances") which Tran-Star or any of its Subsidiaries, Services or the
     ----------
     Seller any predecessor in interest has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Tran-Star or any of its Subsidiaries, Services or the Seller or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that Tran-Star or any of its Subsidiaries, Services or the Seller or any predecessor in interest is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise), legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (iii) (A) no portion of any real property presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries, Services or the Seller has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties;
     (B) in the course of any activities conducted by Tran-Star or any of its Subsidiaries, Services or the Seller or operators of any real property presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries, Services or the Seller, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (C) all real properties presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries, Services or the Seller are free from contamination of every kind, including without limitation, groundwater, surface water, soil, sediment and air contamination, and such properties do not contain asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment containing polychlorinated biphenyls or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any

     Environmental Law, or which poses a hazard to the health and safety of the occupants of such properties or those adjacent thereto; (D) there have been no releases (i.e., any past or present releasing, spilling, leaking,
                  - -
     pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any real property presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries or Services except in accordance with applicable Environmental Laws; (E) there have been no releases on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries, Services or the Seller which, through soil or groundwater contamination, may have come to be located on such real property; and (F) in addition, any Hazardous Substances that have been generated on any real property presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries, Services or the Seller have been transported offsite only by carriers having identification numbers issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the knowledge of the Seller, operating in compliance with such permits and applicable Environmental Laws; and

               (iv) no real property presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries, Services or the Seller is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

          (d) Attached as part of Schedule 3.13 is a list of all documents,
                                  -------- ----
reports, site assessments, data, communications or other materials, in Tran-Star's or any of its Subsidiaries', Services' or the Seller's actual possession or to which any of them has access, which contain any material information with respect to potential environmental liabilities associated with any real property presently or formerly owned, leased or operated by Tran-Star or any of its Subsidiaries, Services or the Seller and relating to compliance with Environmental Laws or the environmental condition of such properties and adjacent properties. The Seller has furnished to the Buyer complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed on Schedule 3.13 hereto.
                                             -------- ----

     3.14.  Insurance.  Schedule 3.14 hereto lists all policies of fire,
            ---------   -------- ----
liability, workmen's compensation, life, property and casualty and other insurance owned or held by Tran-Star or any of its Subsidiaries or maintained for their benefit. Such policies of insurance are maintained with reputable insurance companies, funds or underwriters and are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice. All such policies (a) are in full force and effect, (b) are sufficient for compliance by Tran-Star and its Subsidiaries with all requirements of law and all agreements to which Tran-Star or any of its Subsidiaries is a party, (c) provide that they will remain in full force and effect through the respective dates set forth in such Schedule and (d) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Except as set forth on Schedule 3.14, neither Tran-Star nor
                                          -------- ----
any of its Subsidiaries is in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies.

     3.15.  Contracts.  Schedule 3.15 sets forth a complete and accurate list of
            ---------   -------- ----
all material contracts to which Tran-Star or any of its Subsidiaries is a party or by which any of them or any of their assets or properties is bound or subject, except (a) contracts entered into in the ordinary course of business after the date hereof and prior to the Closing, which will be identified to the Buyer in writing prior to the Closing, (b) contracts terminable by Tran-Star or the applicable Subsidiary upon 30 days' notice or less without the payment of any termination fee or penalty, and (c) contracts listed in other Schedules hereto. As used in this Section 3.15, the word "material contract" means and
                                                 -----------------
includes every material agreement or material understanding of any kind, written or oral, which is legally enforceable by or against Tran-Star or any of its Subsidiaries, and specifically includes:

          (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person has an interest;

          (b) agreements with any labor union or association representing any employee;

          (c) except for contracts to provide freight services in the ordinary course of business, any contracts and other agreements for the provision of services by Tran-Star or any of its Subsidiaries with a value in excess of $15,000;

          (d) bonds or other security agreements provided by any party in connection with the business of Tran-Star or any of its Subsidiaries;

          (e) contracts and other agreements for the sale of any of the assets or properties of Tran-Star or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of said assets or properties;

          (f) joint venture agreements relating to the assets, properties or business of Tran-Star or any of its Subsidiaries or by or to which either of them or any of their assets or properties are bound or subject;

          (g) except for contracts to provide freight services in the ordinary course of business, any contracts or other agreements under which Tran-Star or any of its Subsidiaries agrees to indemnify any party;

          (h) contracts or other agreements under which Tran-Star or any of its Subsidiaries agrees to share tax liability of any party or to refrain from competing with any party;

          (i) any contracts or other agreements with regard to Indebtedness; (j) any capital or operating lease for any tractors or trailers used by Tran-Star or any of its Subsidiaries; and

          (k) any other contract or other agreement whether or not made in the ordinary course of business and involving the payment by or to Tran-Star or any of its Subsidiaries in excess of $15,000.

     The Seller has delivered to the Buyer true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Each of the contracts listed on Schedule 3.15 hereto or any of the other
                                -------- ----
Schedules hereto is in full force and effect. Neither Tran-Star nor any of its Subsidiaries is in breach of any of the provisions of any such contract, nor, to the knowledge of the Seller, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder, except for any breaches or defaults that individually and in the aggregate will not have a Material Adverse Effect. Tran-Star and its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each such contract. No approval or consent of any person is needed in order that the contracts listed on Schedule 3.15 and other Schedules hereto
                                   -------- ----
continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such contract includes any provision the effect of which may be to enlarge or accelerate any obligations of Tran-Star or any of its Subsidiaries thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     3.16.  Employment of Officers, Employees.  Schedule 3.16 sets forth the
            ---------- -- --------  ---------   -------- ----
name and current annual salary and other compensation payable by Tran-Star or any of its Subsidiaries to each exempt non-hourly employee whose current total annual compensation or estimated compensation from Tran-Star or any of its Subsidiaries (including but not limited to wages, salary, commissions, normal bonus, profit sharing, deferred compensation and other extra compensation) is $10,000 or more.

     3.17.  Employee Benefit Plans.  (a)  Except for the arrangements set forth
            -------- ------- -----
on Schedule 3.17(a), none of the Seller, Tran-Star or any of its Subsidiaries
   -------- -------
now maintain or contribute to, and none of them have since December 31, 1993 and to, the Seller's knowledge, during the three (3) years ended December 31, 1993, maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of Tran-Star or any of its Subsidiaries. Each of the arrangements set forth on
Schedule 3.17(a)
-------- -------
is hereinafter referred to as an "Employee Benefit Plan", except that any such
                                  -------- ------- ----
arrangement which is a multi-employer plan shall be treated as an Employee Benefit Plan only for purposes of Sections 3.17(d)(iv), (vi) and (viii) and 3.17(g) below.

          (b) The Seller has heretofore delivered to Buyer true, correct and complete copies of each Employee Benefit Plan, and with respect to each such Employee Benefit Plan (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years and (iii) the most recently received IRS determination letters and any governmental advisory opinions or rulings.

          (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended ("Code") and
  -----                                                       ----
applicable to such Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS and to Seller's knowledge nothing has occurred since the date of the last such determination which has resulted or would result in the revocation of such determination.

          (d) Except as set forth on Schedule 3.17(d),
                                     -------- -------

               (i) there is no pending or to Seller's knowledge threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or to the knowledge of the Seller any fiduciary or service provider thereof and, to the knowledge of the Seller, there is no basis for any such legal action or proceeding;

               (ii) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been
                                    ----
     incurred by the Seller or Tran-Star or any affiliate thereof (other than insurance premiums satisfied in due course);

               (iii) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an affiliate of the Seller or Tran-Star or any of its Subsidiaries, which is subject to Title IV of ERISA;

               (iv) no Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction which could subject the Seller or

     Tran-Star or any of its Subsidiaries directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

               (v) no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

               (vi) no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA);

               (vii) no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing); and

               (viii) neither of the Seller nor Tran-Star nor any of its Subsidiaries has undertaken to maintain any Employee Benefit Plan for any period of time and each such Employee Benefit Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

          (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that the Seller or Tran-Star or any of its Subsidiaries is required, under the terms of each such Employee Benefit Plan, to have paid as contributions to that Employee Benefit Plan as of the end of the most recently ended plan year of that Employee Benefit Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Employee Benefit Plan, exceeded the current value of all accrued benefits under that Employee Benefit Plan.

          (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant or employee of Tran-Star or any of its Subsidiaries or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

          (g) No Employee Benefit Plan is a multi-employer plan.

          (h) For purposes of this Section 3.17, "multi-employer plan", "party in interest", "current value", "accrued benefit", "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under
Section 414 of the Code is treated as a single employer with either of the Seller or Tran-Star.

     3.18.  Labor Relations.  Except as set forth on Schedule 3.18, Tran-Star
            ----- ---------                          -------- ----
and its Subsidiaries are in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. Except as set forth on

Schedule 3.18, there is no charge pending or to Seller's knowledge threatened
-------- ----
against Tran-Star or any of its Subsidiaries alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against Tran-Star or any of its Subsidiaries pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage actually pending or to Seller's knowledge threatened against or involving Tran-Star or any of its Subsidiaries. No one has petitioned since December 31, 1993, and no one is now petitioning, for union representation of any employees of Tran-Star or any of its Subsidiaries. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against Tran-Star or any of its Subsidiaries and no claim therefor has been asserted in writing or to the Seller's knowledge in some other form. None of the employees of Tran-Star or any of its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Tran-Star or any of its Subsidiaries. Except as fully described on Schedule 3.18 hereto,
                                                       -------- ----
neither Tran-Star nor any of its Subsidiaries has experienced any work stoppage during the last five years.

     3.19.  Potential Conflicts of Interest.  Except as set forth on Schedule
            --------- --------- -- --------                          --------
3.19, no officer, director or stockholder of the Seller, Services or Tran-Star
----
(a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of Tran-Star or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which Tran-Star or any of its Subsidiaries is using or the use of which is necessary for the business of Tran-Star or any of its Subsidiaries; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, Tran-Star or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements.

     3.20.  Trademarks, Patents, Etc.  Schedule 3.20 hereto sets forth a
            ----------  -------  ---   -------- ----
complete and accurate list of (a) all patents, trademarks, trade names and copyrights registered in the name of Tran-Star or any of its Subsidiaries or used or proposed to be used by Tran-Star or any of its Subsidiaries, all applications therefor, and all licenses (as licensee or licensor) and other agreements relating thereto, and (b) all written agreements relating to other technology, know-how and processes which Tran-Star or any of its Subsidiaries is licensed or authorized by others to use or which Tran-Star or any of its Subsidiaries has licensed or authorized for use by others. Except to the extent set forth in Schedule 3.20, Tran-Star or one of its Subsidiaries owns or has the
             -------- ----
sole and exclusive right to use all patents, trademarks, trade names and copyrights, and has the right without restrictions to use all technology, know-how and processes, used or necessary for the ordinary course of business as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. No claims have been asserted, and no claims are pending, by any person regarding the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes, or challenging or questioning the validity or effectiveness of any license or agreement, and there is no reasonable basis for such claim. To the knowledge of the Seller, the use by Tran-Star and its Subsidiaries of such patents, trademarks, trade names, copyrights, technology, know-how or processes in the ordinary course of business does not infringe on the rights of any person.

     3.21.  Suppliers and Customers.  Schedule 3.21 hereto sets forth the ten
            --------- --- ---------   -------- ----
(10) largest suppliers and ten (10) largest customers of Tran-Star and its Subsidiaries as of the date hereof. The relationships of Tran-Star and its Subsidiaries with such suppliers and customers are good commercial working relationships and, except as set forth on Schedule 3.21, no supplier or customer
                                          -------- ----
of material importance to Tran-Star or any of its Subsidiaries has cancelled or otherwise terminated, or to Seller's knowledge threatened to cancel or otherwise to terminate, its relationship with Tran-Star or any of its Subsidiaries or has during the last twelve (12) months decreased materially, or to Seller's knowledge threatened to decrease or limit materially, its services, supplies or materials for use by Tran-Star or any of its Subsidiaries or its usage or purchase of the services or products of Tran-Star or any of its Subsidiaries except for normal cyclical changes related to customers' businesses. The Seller has no actual knowledge that any such supplier or customer intends to or has threatened to cancel or otherwise substantially and adversely modify its relationship with Tran-Star or any of its Subsidiaries or to decrease materially or limit its services, supplies or materials to Tran-Star and its Subsidiaries, or its usage or purchase of Tran-Star's or such Subsidiary's services or products, and to the knowledge of the Seller, the communication of the transactions contemplated hereby will not materially and adversely affect the relationship of Tran-Star or any of its Subsidiaries with any such supplier or customer.

     3.22.  Accounts Receivable.  All accounts and notes receivable reflected on
            -------- -----------
the Audited Balance Sheets, and all accounts and notes receivable arising subsequent to the date of such Audited Balance Sheets, have arisen in the ordinary course of business, represent valid obligations owing to Tran-Star or one of its Subsidiaries and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms, net of the reserve for uncollected accounts included in the Specified Reserves (as defined in Section 9.7).

     3.23.  No Undisclosed Liabilities.  Except to the extent (a) reflected or
            -- ----------- -----------
reserved against in the Audited Balance Sheets, (b) incurred in the ordinary course of business after the date of the Audited Balance Sheets or (c) described on any Schedule hereto, to Seller's knowledge neither Tran-Star nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including without limitation as guarantor or otherwise with respect to obligations of others), other than performance obligations with respect to contracts of Tran-Star or one of its Subsidiaries that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles or in the footnotes thereto.

     3.24.  Conduct of Business.  Except to the extent disclosed on Schedule
            ------- -- --------                                     --------
3.24 or any other Schedule hereto, since December 31, 1996, Tran-Star and its
----
Subsidiaries have conducted their businesses in compliance with the provisions of Article 5 hereof, as if each of those provisions applied to the conduct of such businesses at all times since such date.

     3.25.  Taxes.  Except as set forth on Schedule 3.25, Tran-Star and its
            -----                          -------------
Subsidiaries have duly filed with the appropriate government agencies all of the income, sales, use, employment and other tax returns and reports required to be filed by it. No waiver of any statute of limitations relating to taxes has been executed or given by Tran-Star or any of its Subsidiaries. Except as set forth on Schedule 3.25, all taxes, assessments, fees and other governmental charges
   -------------
upon Tran-Star or any of its Subsidiaries or upon any of their properties, assets, revenues, income and franchises which are owed by Tran-Star or any of its Subsidiaries with respect to the period ending on or before the Closing Date have been paid, other than those currently payable without penalty or interest. Tran-Star and its Subsidiaries have withheld and paid all taxes required to be withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. No federal tax return of Tran-Star or any of its Subsidiaries is currently under audit by the IRS (as defined in Article 11), and no other tax return of Tran-Star or any of its Subsidiaries is currently under audit by any other taxing authority. Neither the IRS nor any other taxing authority is now asserting or to Seller's knowledge threatening to assert against Tran-Star or any of its Subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith or any adjustment that would have a Material Adverse Effect.

     3.26.  Indebtedness.  Except for Indebtedness described on Schedule 3.26
            ------------                                        -------------
hereto, neither Tran-Star nor any of its Subsidiaries has any Indebtedness outstanding at the date hereof. Except as disclosed on Schedule 3.26 hereto,
                                                        -------- ----
neither Tran-Star nor any of its Subsidiaries is in default with respect to any outstanding Indebtedness or any instrument relating thereto and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by Tran-Star or any of its Subsidiaries or the operation of the business of Tran-Star or any of its Subsidiaries. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of Tran-Star or any of its Subsidiaries have been furnished to the Buyer.

     3.27.  Bank Accounts, Signing Authority, Powers of Attorney.  Except as set
            ---- --------  ------- ---------  ------ -- --------
forth on Schedule 3.27 hereto, neither Tran-Star nor any of its Subsidiaries has
         -------- ----
any account or safe deposit box in any bank and no Person (as defined in Article
11) has any power, whether singly or jointly, to sign any checks on behalf of Tran-Star or any of its Subsidiaries to withdraw any money or other property from any bank, brokerage or other account of Tran-Star or to act under any power of attorney granted by Tran-Star or any of its Subsidiaries at any time for any purpose. Schedule 3.27 also sets forth the names of all persons authorized to
          -------- ----
borrow money or sign notes on behalf of Tran-Star or any of its Subsidiaries.

     3.28.  Inventory.  The inventory and supplies of Tran-Star and its
            ---------
Subsidiaries are adequate for present needs, and are in usable and saleable condition in the ordinary course of business, subject only to appropriate reserves for obsolescence, if any, to be included in the Specified Reserves.

     3.29.  Minute Books.  The minute books of Tran-Star and its Subsidiaries
            ------ -----
made available to the Buyer for inspection accurately record therein all actions taken by the respective Boards of Directors and shareholders of Tran-Star and its Subsidiaries.

     3.30.  Broker.  Neither the Seller, Tran-Star or any of its Subsidiaries
            ------
nor Services has retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     3.31.  Disclosure.  No representation or warranty by the Seller or Services
            ----------
in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide the Buyer with proper and complete information as to the business, condition, operations and prospects of Tran-Star and its Subsidiaries. There is no fact which the Seller has not disclosed to the Buyer in writing which materially adversely affects, or so far as the Seller can now reasonably foresee will materially adversely affect, the business or condition (financial or other) of Tran-Star and its Subsidiaries taken as a whole or the ability of the Seller or Services to perform this Agreement or any of the transactions contemplated hereby.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller and Services as follows:

     4.1.  Organization of Buyer; Authority.  The Buyer is a corporation duly
           ------------ -- -----  ---------
organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is to be a party and to carry out all of the actions required of it pursuant to the terms hereof and thereof.

     4.2.  Corporate Approval; Binding Effect.  The Buyer has obtained all
           --------- --------  ------- ------
necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of this Agreement and the other Transaction Agreements to which it is to be a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and constitutes, and each of the other Transaction Agreements to which it is to be a party at the Closing will be duly executed and delivered by the Buyer and will constitute, the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     4.3.  Non-Contravention.  The execution and delivery by the Buyer of this
           -----------------
Agreement and the other Transaction Agreements to which it is to be a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Buyer pursuant to (i) any agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Buyer is subject, except in the case of (i) or (ii) for any violations, conflicts, defaults or liens that individually and in the aggregate will not have a material adverse effect on the Buyer's ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

     4.4.  Governmental Consents.  Except for filings required under the Hart-
           ------------ --------
Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "H-S-R Act"), no
                                                                 ---------
consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Buyer of this Agreement and the other Transaction Agreements to which it is to be a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

     4.5.  Broker.  The Buyer has not retained, utilized or been represented by
           ------
any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     4.6.  Securities Laws.  The Buyer acknowledges that the sale of the Stock
           ---------- ----
pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended, or any state securities laws, and the Buyer is purchasing the Stock for investment for its account, not as nominee or agent, and not with a view to the sale or distribution of any part thereof.

     4.7.  Operation of Tran-Star.  The Buyer shall cause Tran-Star to perform
           --------- -- ---------
after the Closing all of its obligations that are to be performed after the Closing under the terms and conditions of the Separation and Services Agreement, dated January 1, 1997, among the Seller, Tran-Star and ProShell (the "Separation Agreement").
                                               ---------- ---------

     5. CONDUCT OF BUSINESS BY TRANSTAR PENDING CLOSING. The Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

     5.1.  Full Access.  The Seller shall cause Tran-Star and its Subsidiaries
           ---- ------
to afford to the Buyer and its authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of Tran-Star and its Subsidiaries and a full opportunity to make such reasonable investigations as they shall desire to make of Tran-Star and its Subsidiaries and the Seller shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the affairs and businesses of Tran-Star and its Subsidiaries as the Buyer may reasonably request.

     5.2.  Carry on in Regular Course.  The Seller shall cause Tran-Star and its
           ----- -- -- ------- ------
Subsidiaries to maintain their owned and leased properties in good operating condition and repair, and to make all necessary renewals, additions and replacements thereto, and to carry on their business diligently and substantially in the same manner as heretofore and not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation.

     5.3.  No General Increases.  Except for annual merit increases to non-
           -- ------- ---------
officer employees made consistent with past practice, the Seller shall not permit Tran-Star or any of its Subsidiaries to grant any general or uniform increase in the rates of pay of employees of Tran-Star and its Subsidiaries, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment to, for or with any such employees; and neither Tran-Star nor any of its Subsidiaries shall increase the compensation payable or to become payable to officers, salaried employees or agents, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, salaried employees or agents.

     5.4.  No Dividends, Issuances, Repurchases, etc.  The Seller shall not
           -- ---------  ---------  ------------ ---
permit Tran-Star or its Subsidiaries to declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock. The Seller shall not permit Tran-Star or any of its Subsidiaries to pay any interest or principal on any Indebtedness owed, or any other amounts other than salaries consistent with Sections 3.16 and 5.4, to the Seller or Services or the Seller's stockholders or any officer or director of Tran-Star, the Seller or Services, or any of their family members.

     5.5.  Contracts and Commitments.  The Seller shall not permit Tran-Star or
           --------- --- -----------
its Subsidiaries to enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with the business practices of Tran-Star and its Subsidiaries.

     5.6.  Purchase and Sale of Capital Assets.  The Seller shall not permit
           -------- --- ---- -- ------- ------
Tran-Star or any of its Subsidiaries to purchase or sell or otherwise dispose of any capital asset (other than rolling stock) with a market value in excess of $5,000, or of capital assets of market value aggregating in excess of $50,000, without the prior written consent of the Buyer, and in no event shall purchase, sell or otherwise dispose of any capital asset other than in the ordinary course of business. The Seller shall not permit Tran-Star or any of its Subsidiaries to purchase or sell any trucks or trailers without the Buyer's prior written consent.

     5.7.  Insurance.  The Seller shall cause Tran-Star and its Subsidiaries to
           ---------
maintain the insurance described on Schedule 3.14, covering such risks and in
                                    -------- ----
such amounts and with such deductibles and exclusions as are consistent with prudent business practice.

     5.8.  Preservation of Organization.  The Seller shall cause Tran-Star and
           ------------ -- ------------
its Subsidiaries to use their reasonable best efforts to preserve their business organizations intact, to keep available to the Buyer the present key officers and employees of Tran-Star and its Subsidiaries and to preserve for the Buyer the present relationships of the suppliers and customers of Tran-Star and its Subsidiaries and others having business relations with Tran-Star or any of its Subsidiaries.

     5.9.  No Default.  The Seller shall not permit Tran-Star or any of its
           -- -------
Subsidiaries to do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation of Tran-Star or any of its Subsidiaries.

     5.10.  Compliance with Laws.  The Seller shall cause Tran-Star and its
            ---------- ---- ----
Subsidiaries to comply with all laws, regulations and orders applicable with respect to their business.

     5.11.  Advice of Change.  The Seller will promptly advise the Buyer in
            ------ -- ------
writing of any material adverse change in the business, condition, operations, prospects or assets of Tran-Star and its Subsidiaries taken as a whole.

     5.12.  No Shopping.  The Seller shall not, and shall not permit Tran-Star
            -- --------
or any of its Subsidiaries to, negotiate for, solicit or enter into any agreement with respect to the sale of the Stock or any substantial portion of the assets of Tran-Star or any of its Subsidiaries or any merger or other business combination of Tran-Star or any of its Subsidiaries, to or with any Person other than the Buyer.

     5.13.  Consents of Third Parties.  The Seller will employ its reasonable
            -------- -- ----- -------
best efforts to secure, before the Closing Date, the consent, in form and substance reasonably satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any material contract, commitment or obligation of Tran-Star or any of its Subsidiaries, under which such transactions would constitute a default, would accelerate obligations of Tran-Star or any of its Subsidiaries or would permit cancellation of any such contract.

     5.14.  Satisfaction of Conditions Precedent.  The Seller will use its
            ------------ -- ---------- ---------
reasonable best efforts to cause the satisfaction of the conditions precedent contained herein.

     6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

     6.1.  Representations and Warranties True at Closing. The representations
           --------------- --- ---------- ---- -- -------
and warranties made by the Seller and Services in or pursuant to this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

     6.2.  Compliance with Agreement.  The Seller and Services shall have
           ---------- ---- ---------
performed and complied with all of their obligations under this Agreement to be performed or complied with by them on or prior to the Closing Date.

     6.3.  No Material Change.  There shall not have been or threatened to be,
           -- -------- ------
any material damage to or loss or destruction of any properties or assets owned or leased by Tran-Star and its Subsidiaries (whether or not covered by insurance) or any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of Tran-Star and its Subsidiaries taken as a whole or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of Tran-Star and its Subsidiaries taken as a whole.

     6.4.  Seller's Certificate.  The Seller and Services shall have delivered
           -------- -----------
to the Buyer in writing, at and as of the Closing, a certificate duly executed by the Seller and Services, in form and substance satisfactory to the Buyer and the Buyer's counsel, certifying that the conditions in each of Sections 6.1, 6.2 and 6.3 have been satisfied.

     6.5.  Opinion of Counsel.  Frank & Frank, counsel to the Seller, Tran-Star
           ------- -- -------
and Services, shall have delivered to the Buyer a written opinion, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibit C
                                                                   ---------
hereto.

     6.6.  Required Approvals.  All regulatory and other approvals in connection
           -------- ---------
with the transactions contemplated by this Agreement shall have been obtained in form and substance reasonably satisfactory to the Buyer and its counsel.
Without limiting the generality of the foregoing, the Seller and the Buyer shall have made the filings required under the H-S-R Act, and the waiting period under the H-S-R Act shall have expired or shall have been waived without the imposition of any conditions or restrictions that would materially and adversely impact the economic or business benefits to the Buyer of the transactions contemplated by this Agreement.

     6.7.  No Litigation.  No restraining order or injunction shall prevent the
           -- ----------
transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or to the Seller's knowledge threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.8.  Non-Competition Agreements.  The Seller, Services and ProShell shall
           --------------- ----------
have executed and delivered to the Buyer the applicable Non-Competition Agreements.

     6.9.  Employment Agreements.  The Managers shall have executed and
           ---------------------
delivered to the Buyer the Employment Agreements.

     6.10.  Resignations of Directors and Officers.  Except as set forth on
            ------------ -- --------- --- --------
Schedule 6.10 hereto, all of the directors and officers of Tran-Star and its
-------- ----
Subsidiaries shall have resigned their positions with Tran-Star and its Subsidiaries, on or prior to the Closing Date, and prior thereto shall have executed such appropriate documents with respect to the transfer or establishment of bank accounts, signing authority, etc., as the Buyer shall have reasonably requested.

     6.11.  Environmental Report.  The Buyer shall have obtained a report, in
            ------------- ------
form and substance satisfactory to it, of an environmental engineering firm satisfactory to the Buyer, as to compliance of the Real Property with all applicable environmental statutes, rules and regulations, including without limitation the absence of any oil or Hazardous Substances on or near such Real Property.

     6.12.   Title Insurance.  The Buyer shall have received on the Closing Date
             ----- ---------
a title insurance policy or title commitment with respect to the Real Property located in Etters, Pennsylvania and Waupaca, Wisconsin, issued by a title insurer reasonably acceptable to, and in form reasonably acceptable to, the Buyer naming Tran-Star as the insured.

     6.13.  Indebtedness.  The Seller shall have delivered to the Buyer a
            ------------
certificate certifying as to the amount of Indebtedness of Tran-Star and its Subsidiaries outstanding on the Closing Date, and specifying the amount owed to each creditor. The aggregate amount of such Indebtedness shall not exceed $36,123,000. The Seller shall have caused creditors of Tran-Star or any of its Subsidiaries to deliver pay-off letters and lien discharges, each in form satisfactory to the Buyer, with respect to such Indebtedness.

     6.14.  Financing.  The Buyer shall have obtained debt and equity financing
            ---------
on terms reasonably satisfactory to it, providing the Buyer with sufficient funds to pay the Purchase Price and all fees and expenses of the Buyer arising in connection with the transactions contemplated by this Agreement and providing the Buyer with sufficient availability to finance its working capital needs following the Closing, and all conditions precedent to funding under such financing arrangements (other than the purchase and sale contemplated hereby) shall have been satisfied or waived.

     6.15.  Due Diligence.  The Buyer shall have completed its due diligence
            --- ---------
investigation concerning the Stock, all aspects of the business of Tran-Star and its Subsidiaries and their respective assets and liabilities (including environmental liabilities), and the Buyer shall have concluded in its sole discretion that it is satisfied with its findings.

     6.16.  Schedules.  The Seller shall have prepared and delivered to the
            ---------
Buyer the Schedules referred to in this Agreement, and the Buyer shall have concluded in its sole discretion that it is satisfied with the form and content of such Schedules.

     6.17.  Specified Reserves.  Pursuant to Section 9.7, the Seller shall have
            --------- --------
prepared, and the Buyer shall have reviewed, the Specified Reserves, and the Buyer shall have concluded in its sole discretion that it is satisfied with the scope and amount of the Specified Reserves.

     6.18.  Consents of Third Parties.  The Seller will have obtained the
            -------- -- ----- -------
consent, in form and substance reasonably satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or other obligation of Tran-Star or any of its Subsidiaries under which such transactions would constitute a default, would accelerate obligations of Tran-Star or any of its Subsidiaries or the Buyer or would permit cancellation of any such contract.

     6.19.  Proceedings and Documents Satisfactory.  All proceedings in
            ----------- --- --------- ------------
connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and the Buyer's counsel, and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

     7. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS. The obligation of the Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

     7.1.  Representations and Warranties True at Closing. The representations
           --------------- --- ---------- ---- -- -------
and warranties made by the Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

     7.2.  Compliance with Agreement.  The Buyer shall have performed and
           ---------- ---- ---------
complied with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

     7.3.  Closing Certificate.  The Buyer shall have delivered to the Seller in
           ------- -----------
writing, at and as of the Closing, a certificate duly executed by each of the President and Treasurer of the Buyer, in form and substance satisfactory to the Seller and the Seller's counsel, to the effect that the conditions in each of Sections 7.1 and 7.2 have been satisfied.

     7.4.  H-S-R.  The Seller and the Buyer shall have made the fillings
           -----
required under the H-S-R Act, and the waiting period under the H-S-R Act shall have expired or waived without the imposition of any conditions or restrictions that would materially and adversely impact the economic or business benefits to the Seller of the transactions contemplated by this Agreement.

     7.5.  Opinion of Counsel.  Bingham, Dana & Gould LLP, counsel to the Buyer,
           ------- -- -------
shall have delivered to the Seller a written opinion, dated the Closing Date and addressed to the Seller, substantially in the form of Exhibit D, hereto.
                                                      ---------

     7.6.  Required Approvals.  All regulatory and other approvals in connection
           -------- ---------
with the transactions contemplated by this Agreement shall have been obtained in form and substance reasonably satisfactory to the Seller and its counsel.

     7.7.  No Litigation.  No restraining order or injunction shall prevent the
           -- ----------
transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or to the Buyer's knowledge threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.8.  Proceedings and Documents Satisfactory.  All proceedings in
           ----------- --- --------- ------------
connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Seller in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Seller and its counsel, and the Seller shall have received the originals or certified or other copies of all such records and documents as the Seller may reasonably request.

     8. CONFIDENTIAL INFORMATION. Any and all information disclosed by the Buyer to the Seller or Services or by the Seller or Services to the Buyer as a result of the discussions and negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already public information or was not already known to the Seller or Services or to the Buyer, as the case may be, shall remain confidential to each of the Seller and Services and the Buyer and their respective employees and agents until the Closing Date. If the Closing does not take place for any reason, the Seller and Services and the Buyer agree not to further divulge or disclose or use for its benefit or purposes any such information at any time in the future unless it has otherwise become public. The information intended to be protected hereby shall include, but not be limited to, financial information, customers, sales representatives, and anything else having an economic or pecuniary benefit to the Buyer or the Seller or Services, respectively.

     9.   INDEMNIFICATION.

     9.1. Indemnity by Seller and Services.  Subject to the provisions set forth
          --------- -- ------ --- --------
in Sections 9.3 - 9.9, each of the Seller and Services jointly and severally agrees to indemnify and hold the Buyer and Tran-Star and its Subsidiaries (and their respective directors, officers, employees and affiliates) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, "Losses"), related to or arising, directly or indirectly,
                        ------
out of:

          (i) any failure or any breach by the Seller or Services of any representation or warranty made by the Seller or Services in this Agreement, any Schedule or Exhibit hereto, or any other statement, certificate or other instrument delivered pursuant hereto;

          (ii) any failure or any breach by Seller or Services of any covenant, obligation or undertaking made by the Seller or Services in this Agreement or any Exhibit hereto;

          (iii) any actual or alleged liability for death or injury to person or property as a result of any services provided by Tran-Star or any of its Subsidiaries on or prior to the Closing Date;

          (iv) any actual or alleged liability (including without limitation any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to Person or property) arising from
     (x) the violation by the Seller, Tran-Star or any of its Subsidiaries or Services of any Environmental Law at any time on or prior to the Closing Date, (y) the release, emission, discharge or presence at any time on or prior to the Closing Date of any Hazardous Substance, toxic pollutants or other chemical by-products onto, from or into any real property (including the Real Property) presently or formerly owned, leased or operated by the Seller, Tran-Star or any of its Subsidiaries or Services or any predecessors in interest or (z) the transportation at any time on or prior to the Closing Date by the Seller, Tran-Star or any of its Subsidiaries or Services or their subcontractors of any Hazardous Substance, toxic pollutant or other chemical by-product;

          (v) any liability of Tran-Star or any of its Subsidiaries with respect to any of the items disclosed on Schedules 3.10, 3.11, 3.13, 3.17 (d) or
                                      --------- ----  ----  ----  ----  -
     3.18 hereto; or
     ----

          (vi) any liability of ProShell of any nature.

     9.2.  Indemnity by the Buyer.  Subject to the provisions set forth in
           --------- -- --- -----
Sections 9.3 - 9.9, the Buyer agrees to indemnify and hold the Seller and Services (and their directors, officers, employees and affiliates) harmless from and with respect to any and all Losses related to or arising, directly or indirectly, out of:

          (i) any failure or any breach by the Buyer of any representation or warranty made by the Buyer in this Agreement, any Schedule or Exhibit hereto, or any other statement, certificate or other instrument delivered pursuant hereto;

          (ii) without in any way limiting the obligations of the Seller and Services under Section 9.1, any failure or any breach by the Buyer of any covenant, obligation or undertaking made by the Buyer in this Agreement or any Exhibit hereto or any failure or any breach by Tran-Star of any covenant, obligation or undertaking made by it in the Lease Agreement; or

          (iii) without in any way limiting the obligations of the Seller and Services under Section 9.1, any liability of Tran-Star and its Subsidiaries arising after the Closing Date and relating to the operation by Tran-Star and its Subsidiaries of their businesses after the Closing Date, including any failure by Tran-Star to perform after the Closing any of its obligations that are to be performed after the Closing under the Separation Agreement.

     9.3. Materiality Standards.  For purposes of determining those Losses
          ----------- ---------
arising from breaches of representations, warranties or covenants that will be considered immaterial in nature and accordingly not subject to indemnification hereunder, the Buyer and the Seller and Services have agreed to use predictable dollar thresholds as provided in this Section 9.3. Accordingly, the Buyer and the Seller and Services agree that with respect to any representation, warranty or covenant referred to in Section 9.1(i) or (ii) or 9.2(i) or (ii), if such representation, warranty or covenant contains a materiality qualification (e.g.,
                                                                           ----
"Material Adverse Effect" "material," "materially," "material to Tran-Star," "in all material respects," or similar qualifiers), such materiality qualification shall be deemed to have been met, and such representation, warranty or covenant shall be deemed to have been breached, if the Buyer or the Seller and Services or their affiliated parties entitled to indemnification pursuant to Section 9.1 or Section 9.2 ("Indemnified Buyer Parties" and "Indemnified Seller Parties",
                 ----------- ----- -------       ----------- ------ -------
respectively), as applicable, incurs or is alleged to have incurred Losses in excess of $2,500 in connection with the matter or event to which such representation, warranty or covenant relates.

     9.4  Time Limitation.  Neither the Seller and Services nor the Buyer shall
          ---- ----------
be liable to the other for any claim for indemnification under Section 9.1 or
Section 9.2 unless the claim is asserted in writing by the party seeking indemnification hereunder no later than the second anniversary of the Closing Date, provided that any claim for indemnification under (A) Section 9.1(i)
      -------- ----
arising from a breach of a representation or warranty in Sections 3.2, 3.4, 3.5,
3.13 or 3.30, (B) under Section 9.2(i) arising from a breach of a representation or warranty in Sections 4.2 or 4.5, (C) under Section 9.1(ii) insofar as it relates to a breach by the Seller of its covenants in Sections 1.1, 5.4 or 5.12,
(D) under Section 9.1(iv), (E) under Section 9.2(ii) insofar as it relates to a breach by the Buyer of its obligations under Section 1.1 (with the claims set forth in (A) - (E) referred to as "Unlimited Claims") or (F)
                                   --------- ------
under the Tax Agreement may be made at any time in the future, subject to any applicable statute of limitation.

     9.5. Limitations on Indemnification.
          ----------- -- ---------------

          (a) Neither the Seller and Services nor the Buyer shall be required to indemnify the Indemnified Buyer Parties or Indemnified Seller Parties, as applicable, except to the extent that the aggregate amount of Losses for which the applicable parties are otherwise entitled to indemnification pursuant to this Article 9 exceeds $50,000, whereupon the Indemnified Buyer Parties or Indemnified Seller Parties shall be entitled to be paid the excess of the aggregate amount of all such Losses over $50,000, subject to the limitations on maximum amount of recovery set forth in Section 9.5(b); provided, that Losses
                                                        --------
related to or arising directly or indirectly out of Unlimited Claims shall be indemnified in their entirety by the applicable indemnifying party and shall not be subject to the limitations set forth in this Section 9.5(a).

          (b) The aggregate Losses payable by the Seller and Services pursuant to this Article 9 with respect to all claims for indemnification, other than with respect to Unlimited Claims, shall not exceed the sum of $750,000 plus any amounts retained by Tran-Star pursuant to Section 8.2.4 of the Lease Agreement. The aggregate Losses payable by the Buyer pursuant to this Article 9 with respect to all claims for indemnification, other than with respect to Unlimited Claims, shall not exceed the total amount referred to in the preceding sentence. Unlimited Claims shall not be subject to any aggregate liability.

          (c) Any Losses payable by any party pursuant to this Article 9 shall include only actual damages suffered by the Indemnifying Party. In no event shall any party be liable for any incidental or consequential damages.

          (d) Notwithstanding any provision of this Agreement to the contrary, if the Seller or Services is required to indemnify the Buyer for Losses suffered as a result of a breach of any representation or warranty set forth in Section 3.12(c) then such Losses shall be calculated according to and shall not exceed the book value ascribed to such asset adversely affected by such breach, as shown on the Company's balance sheet as of the Closing Date, determined in accordance with past practice.

     9.6. Net Recovery.  Any losses otherwise payable by the Seller and Services
          --- --------
shall be reduced by (i) any related insurance recovery actually received by the Buyer or Tran-Star with respect to the matter giving rise to the claims for indemnification, (ii) any refunds of Taxes actually received by Tran-Star after the Closing and relating to pre-Closing periods, to the extent not previously used to offset Losses pursuant to this Section 9.6 and (iii) any amounts otherwise received from third parties with respect to the Losses giving rise to the claim for indemnification. For this purpose, all costs incurred subsequent to Closing by the Buyer or Tran-Star with respect to any such items otherwise indemnified by Seller or Services, including reasonable attorneys fees and court costs incurred in obtaining such insurance proceeds, other recovery, or settlements, shall be netted against such refund, proceeds, recovery or settlement. Any claim for indemnification against the Buyer shall be reduced by (i) any related insurance recovery actually received by the Seller or Services with respect to the matter giving rise to the claim for indemnification and (ii) any amounts otherwise received by third parties with respect to the Losses giving rise to the claim for indemnification. For this purpose, all costs incurred subsequent to Closing by the Seller or Services with respect to any such items otherwise indemnified by Buyer, including reasonable attorneys fees and court costs incurred in obtaining such insurance proceeds, other recovery, or settlements, shall be netted against such refund, proceeds, recovery or settlement.

     9.7. Unused Reserves.
          ------ --------

          (a) Prior to the Closing the Seller will prepare a detailed schedule of reserves set forth on Tran-Star's books and records as of the most recent practicable date prior to the Closing. These reserves will be determined based on generally accepted accounting principles applied on a consistent basis. The Seller and the Buyer will meet prior to the Closing to review and discuss this schedule as required to comply with the preceding sentence. The reserves on this schedule, as so adjusted, are referred to in this Agreement as the

"Specified Reserves".
---------- --------

          (b) The Seller and Services shall not be required to pay a pending indemnification claim under Section 9.1 so long as the aggregate amount of unpaid indemnification claims otherwise payable pursuant to Section 9.1

("Pending Claims") is less than the amount at such time of the Unused Reserves.
--------- ------
If the amount of Pending Claims never exceeds the Unused Reserves, such Pending Claims shall never become payable. Whenever the Pending Claims exceed the Unused Reserves, such excess amount shall become payable as provided in this
Article 9.  As used in this Agreement, "Unused Reserves" at any time means the
                                        ------ --------
aggregate amount of Specified Reserves as reduced to such time to reflect the cumulative resolution of claims, contingencies or other matters that were the subject of such Specified Reserves (whether specifically or generally, such as claims of the type for which an "Incurred But Not Reported Claims" reserve is maintained).

     9.8. Claims.
          ------

          (a) Notice.  Any party seeking indemnification hereunder (the
              ------
"Indemnified Party") shall promptly notify the other party hereto (the
------------ -----
"Indemnifying Party") of any action, suit, proceeding, demand or breach (a
------------- -----
"Claim") with respect to which the Indemnified Party claims indemnification
------
hereunder, provided that failure of the Indemnified Party to give such notice
           --------
shall not relieve the Indemnifying Party of its obligations under this Article 9 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby.

          (b) Third Party Claims.  If such Claim relates to any action, suit,
              ----- ----- ------
proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), the Indemnifying Party shall be entitled to participate
    ----- ----- -----
in the defense of such

Third Party Claim after receipt of notice of such claim from the Indemnified Party. Within thirty (30) days after receipt of notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim, if and only if the following conditions are satisfied:

               (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and

               (ii) the Indemnified Party shall not have given the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party's own counsel advisable.

The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

     9.9. Method and Manner of Paying Claims.  In the event of any claims under
          ------ --- ------ -- ------ ------
this Article 9, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty
(30) days the other party has not contested such claim in writing, the other party will pay the full amount thereof within ten (10) days after the expiration of such period. Any amount owed by an Indemnifying Party hereunder with respect to any Claim may be set-off by the Indemnified Party against any amounts owed by the Indemnified Party to any Indemnifying Party.

     10. TERMINATION. This Agreement may be terminated by either the Buyer or the Seller and Services in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before May 15, 1997, other than as a consequence of the intentional breach or the intentional default by the terminating party.

     11. DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

     "Affiliate":  with respect to any Person means any Person controlling,
      ---------
controlled by or under common control with such Person.

     "GAAP":  generally accepted accounting principles which are (a) consistent
      ----
with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended December 31, 1996, (b) applied on a basis consistent with prior periods, and (c) such that a 'big six" accounting firm would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

     "Indebtedness":  As applied to any Person (as defined in this Section 11),
      ------------
(a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     "IRS":  The United States Internal Revenue Service.
      ---

     "Person":  A corporation, an association, a partnership, a limited
      ------
liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "state":  Any state or commonwealth of the United States of America; the
      -----
District of Columbia; the Commonwealth of Puerto Rico; and any other dependency, possession or territory of the United States of America.

     "Subsidiary":  With respect to any Person, any corporation a majority (by
      ----------
number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     12.  GENERAL.

     12.1  Survival of Representations and Warranties.  The representations and
           -------- -- --------------- --- ----------
warranties of the Buyer and Seller and Services contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any investigation by the Buyer, shall be deemed to have been relied on by the Buyer and shall survive the Closing, and the consummation of the transactions contemplated hereby. Each representation and warranty made by the Seller and Services or the Buyer in this Agreement shall expire on the last day, if any, that Claims for breaches of such representation or warranty may be made pursuant to Section 9.4 hereof, except that any such representation or warranty that has been made the subject of a Claim prior to such expiration date shall survive with respect to such Claim until the final resolution of such Claim pursuant to Article 9.

     12.2.  Consent to Jurisdiction.
            ------- -- ------------

          (a) Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Fort Worth, Texas over any action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in such state or federal court. Any service of process may be made pursuant to the notice provisions of Section 12.4.

          (b) Nothing in this Section 12.2 shall affect the right of the Buyer to serve legal process in any other manner permitted by law or affect the right of the Buyer to bring any action or proceeding against the Seller or Services or their respective properties in the courts of any other jurisdictions.

     12.3.  Expenses.  The Seller shall pay all transfer and sales taxes payable
            --------
in connection with the sale of the Stock. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including without limitation attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     12.4.  Notices.  All notices, demands and other communications hereunder
            -------
shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

     If to the Seller or Services, to:

          c/o Robert Goldberg
          455 Industrial Drive
          Waupaca, WI  54981
     with a copy sent contemporaneously to:

          Daniel C. Paulus, Esq.
          Frank & Frank
          1102 Seventeenth Avenue South, Suite 300
          Nashville, Tennessee  37212

     If to the Buyer, to:

          J. Michael May
          AmeriTruck Distribution Corp.
          301 Commerce Street, Suite 1101
          Fort Worth, Texas  76102

     with a copy sent contemporaneously to:

          John R. Utzschneider, Esq.
          Bingham, Dana & Gould
          150 Federal Street
          Boston, Massachusetts 02110

     Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, upon confirmation of receipt.

     12.5.  Entire Agreement.  This Agreement contains the entire understanding
            ------ ---------
of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF THE SELLER AND SERVICES AND THE BUYER ACKNOWLEDGES THAT NO PARTY HERETO IS MAKING ANY REPRESENTATION OR WARRANTY RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ONE OF THE OTHER TRANSACTION AGREEMENTS.

     12.6.  Governing Law.  The validity and construction of this Agreement
            --------- ---
shall be governed and construed and enforced in accordance with the internal laws (and not the choice-of-law rules) of the State of Delaware.

     12.7.  Sections and Section Headings.  The headings of sections and
            -------- --- ------- --------
subsections are for reference only and shall not limit or control the meaning thereof.

     12.8.  Assigns.  This Agreement shall be binding upon and inure to the
            -------
benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided, however, that nothing
                                           --------  -------
contained in this Section 12.8 shall prevent the Buyer, without the consent of the Seller or Services, (a) from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with the Buyer or (b) from assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing for the acquisition contemplated hereby, but no such transfer or assignment made pursuant to clauses (a) or (b) shall relieve the Buyer of its obligation under this Agreement. The Buyer will provide the Seller with notice of any such assignment.

     12.9.  Severability.  In the event that any covenant, condition, or other
            ------------
provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

     12.10.  Further Assurances.  The parties agree to take such reasonable
             ------- ----------
steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

     12.11.  No Implied Rights or Remedies.  Except as otherwise expressly
             -- ------- ------ -- --------
provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and Services and the Buyer, any rights or remedies under or by reason of this Agreement.

     12.12.  Counterparts.  This Agreement may be executed in multiple
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.13.  Satisfaction of Conditions Precedent.  Each of the Seller and
             ------------ -- ---------- ---------
Services and the Buyer will use its reasonable best efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided,
                                                                      --------
however, that nothing contained in this Section 12.13 shall obligate either
-------
party hereto to waive any right or condition under this Agreement.

     12.14.  Public Statements or Releases.  Each of the parties hereto agrees
             ------ ---------- -- --------
that prior to the consummation of the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the written consent of the other party hereto, with any such consent not to be unreasonably withheld or delayed. Nothing contained in this Section 12.14 shall prevent either party from making such disclosures as such party may consider reasonably necessary to satisfy such party's legal or contractual obligations.

     12.15.  Construction.  The language used in this Agreement will be deemed
             ------------
to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against either party.

     12.16.  Disclosure in Schedules.  For purposes of this Agreement, with
             ---------- -- ---------
respect to any matter that is disclosed in any Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement reasonably apparent, such matter shall be deemed to have been included in the applicable Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                              BUYER:
                              -----

                              AMERITRUCK DISTRIBUTION CORP.



                              By: /s/ KENNETH H. EVANS JR.
                                 --------------------------
                              Title: Chief Financial and
                                     Administrative Officer


                              ALLWAYS SERVICES, INC.



                              By: /s/ BOB GOLDBERG
                                 ---------------------------
                              Title: President


                              TRANSTAR SERVICES, INC.



                              By: /s/ BOB GOLDBERG
                                  --------------------------
                              Title: President

                                                               Draft of 05/13/97
                                                               -----------------


                                                                    Exhibit A to
                                                        Stock Purchase Agreement
                                                        ------------------------



                                     LEASE

                                by and between

                            TRANSTAR SERVICES, INC.
                                 ("Landlord")

                                      and

                                TRAN-STAR, INC.
                                  ("Tenant")

                                 May __, 1997



               Premises at 597 Salem Road, Etters, Pennsylvania

                                                               Draft of 05/13/97
                                                               -----------------

                                LEASE AGREEMENT
                                ---------------



                                   ARTICLE I

                                Reference Data
                                --------------

     1.1  Subjects Referred To.
          --------------------

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

     Commencement Date:  the execution date of this Lease.
     -----------------

     Premises:  That certain parcel of real property and improvements thereon,
     --------
more particularly described on Exhibit A.
                               ---------

     Landlord:  Transtar Services, Inc., a Delaware corporation.
     --------

     Original Address of Landlord:  c/o Robert Goldberg, Transtar Services,
     ----------------------------
Inc., 455 Industrial Drive, Waupaca, WI 54981

     Tenant:  Tran-Star, Inc.
     ------

     Original Address of Tenant:  c/o J. Michael May, Esq., Suite 1101, 301
     --------------------------
Commerce Street, City Center Tower II, Fort Worth, Texas  76102.

     Lease Term:  Twelve (12) months.
     ----------

     Annual Fixed Rental Rate:  $40,000
     ------------------------

     Public Liability Insurance Limits (per occurrence):
     ---------------------------------

          Bodily Injury: $5,000,000, or greater amount as reasonably required by Landlord from time to time.

          Property Damage: $5,000,000, or greater amount as reasonably required by Landlord from time to time.

     Broker:  None
     ------

     1.2  Exhibit.
          -------

     The Exhibit listed below in this Section is incorporated in this Lease by reference and is to be construed as a part of this Lease:

     EXHIBIT A:  Premises.


                                   ARTICLE II

                               Premises and Term
                               -----------------

     2.1  Premises.  Landlord hereby leases and demises to Tenant, and Tenant
          --------
hereby leases from Landlord, the Premises.

     2.2  Commencement Date.  The commencement date of this Lease (the
          ------------ ----
"Commencement Date") shall be the date of execution of this Lease.
------------------

     2.3  Term.  TO HAVE AND TO HOLD for an original term beginning on the
          ----
Commencement Date, and continuing until the last day of the twelfth month after the Commencement Date shall occur (the "Expiration Date"), unless sooner
                                        ---------------
terminated as hereinafter provided.


                                  ARTICLE III

                          Preparation of the Premises
                          ---------------------------

     3.1  Premises Leased AS-IS; WHERE IS
          -------------------------------

     Landlord has leased the Premises to Tenant in their "AS-IS" and "WHERE IS" condition and, except as set forth in Section 3.2 of this Lease, Landlord shall have no further obligations during the term of this Lease to renovate, repair or maintain the Premises or any portion thereof. Tenant acknowledges that this Lease is on an "absolutely net" basis and that all obligations to renovate, repair, insure or maintain the Premises or any portion thereof shall be performed by Tenant, at its sole cost and expense, subject to the qualifying provisions of Sections 5.1.3, 5.1.4 and 5.1.5 of this Lease.

     3.2  Tenant's Work.  Tenant may make additional modifications,
          -------- ----
installations, alterations or additions in, to or on the Premises to accommodate the operation of its business thereon all at the sole cost and expense of Tenant (collectively, the "Modifications"). All such modifications, installations,
                    -------------
alterations or additions shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall keep the Premises and the improvements thereon free from any liens arising out of any work performed, material furnished, or obligations incurred by or on behalf of Tenant.


                                  ARTICLE IV

                                     Rent
                                     ----

     4.1  The Fixed Rent.  The Fixed Rent shall be $60,000 per annum during the
          --- ----- ----
Term of this Lease.

     4.2  Payment of the Fixed Rent.  Tenant covenants and agrees to pay rent to
          ------- -- --- ----- ----
Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, the Fixed Rent set forth in Section 4.1 in equal installments equal to 1/12th of the Fixed Rent in advance on the first day of each calendar month included in the term; and for any portion of a calendar month at the beginning or end of the term, at that rate payable in advance for such portion.

     4.3  Additional Rent.  In order that the Fixed Rent shall be absolutely net
          ---------- ----
to Landlord, Tenant covenants and agrees to pay, as Additional Rent, all other costs associated with the Premises, including but not limited to taxes, municipal or state betterment assessments, insurance costs and utility charges with respect to the Premises as provided in this Section 4.3 as follows:

          4.3.1  Real Estate Taxes.  Tenant shall pay, directly to the Landlord
                 ---- ------ -----
or for its benefit: (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities furnished to the Premises which may become a lien on the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or
 ---------------------                  -----------------
assessment period, or installment period thereof included in the Term, all such payments shall be made by Tenant not less than fifteen days prior to the last date on which the same may be paid without interest or penalty. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within ten (10) days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period.

     Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, estate, succession or inheritance taxes. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises.

          4.3.2  Insurance.
                 ---------

          4.3.2.1  Insurance Taken Out by Tenant.  Tenant shall, as Additional
                   --------- ----- --- -- ------
Rent, take out and maintain throughout the Term and shall provide Landlord with a copy of the following insurance, which shall be cancellable only after ten
(10) days' written notice by the insurer to Landlord and in the case of (a) and
(c) below shall name the Landlord as an additional named insured and as loss payee:

     (a) Comprehensive liability insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises or on the sidewalk or ways adjoining the Premises, in amounts equal to the limits set forth in Section 1.1; and

     (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises.

     (c) A standard "all risk" fire and extended coverages policy covering the Premises in a minimum amount equal to the replacement cost of the Premises.

          4.3.2.2  Waiver of Subrogation.  All insurance which is carried by
                   ------ -- -----------
either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Pennsylvania (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

          4.3.3  Utilities.  Tenant shall pay directly to the proper authorities
                 ---------
charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within ten (10) days of receipt of Landlord's invoice therefor, pay to Landlord the total of such charges for the Premises. It is understood and agreed that Tenant shall make its own arrangements for such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.


                                   ARTICLE V

                         Tenant's Additional Covenants
                         -----------------------------

     5.1  Affirmative Covenants.  Tenant covenants at its expense at all times
          ----------- ---------
during the term and for such further time as Tenant occupies the Premises or any part thereof:

          5.1.1  Perform Obligations.  To perform promptly all of the
                 ------- -----------
obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

          5.1.2  Use.  From time to time to procure at Tenant's sole expense all
                 ---
licenses and permits necessary for use of the Premises.

          5.1.3  Repair and Maintenance.  To keep the Premises including the
                 ------ --- -----------
heating, plumbing, electrical, air-conditioning and mechanical systems, the exterior walls, glass and doors, roof, foundation and structural elements of the Building, in good order, condition and repair, fire and other casualty (which shall be governed by the provisions of Article VI of this Lease) and reasonable use and wear only excepted; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes.

          5.1.4  Compliance with Law.  To comply with all laws and governmental
                 ---------- ---- ---
regulations, to make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises; to keep the Premises equipped with all safety appliances so required; or against personal property of any kind on or about the Premises; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location except in compliance with all applicable Environmental Laws (as defined in the Stock Purchase Agreement referred to in Section 8.2.4), and all other applicable codes, regulations, ordinances and laws; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. For purposes of this Section, "hazardous substances" shall mean any oil, "hazardous material", "hazardous waste" or "hazardous substance" as the foregoing terms are defined in the Environmental Laws.

          5.1.5  Requirements for Tenant's Work.  To procure at Tenant's sole
                 ------------ --- -------- ----
expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Landlord shall consent, with such consent not to be unreasonably withheld, to or join in all accurate applications or permits needed by Tenant to perform any of Tenant's Work, all in accordance with the proceeding provisions of this Section 5.1.5.

          5.1.6  Indemnity.  To defend, with counsel approved by Landlord, all
                 ---------
actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises and any other party having an interest in the Premises (collectively, the "Indemnified Parties") with respect to, and to pay, protect, indemnify and
     -------------------
save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of its estate or interest in the Premises, or (b) arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, or (ii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

          5.1.7  Personal Property at Tenant's Risk.  All of the furnishings,
                 -------- -------- -- -------- ----
fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant.

     5.2  Assignment and Subletting.  Tenant may not, without Landlord's prior
          ---------- --- ----------
written consent, assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like, but nothing herein shall prohibit the installation of customary vending machines) all or any part of the Premises. Notwithstanding the foregoing, Tenant may assign this Lease to any affiliated corporation without the Landlord's prior consent, but no such assignment shall relieve the Tenant of its obligations under the Lease.

     5.3  Entry by Landlord.  Tenant shall permit Landlord and its authorized
          -----------------
representatives to enter the Premises at all reasonable times for all reasonable purposes, including but not limited to inspection, maintenance or the making of repairs.


                                   ARTICLE VI

                               Casualty or Taking
                               ------------------

     6.1  Termination.  During the Term if any portion of the Premises shall be
          -----------
taken by any public authority or for any public use or destroyed by the action of any public authority (hereinafter referred to as "Taking"), Tenant shall
                                                     ------
continue to pay the Fixed Rent and the Additional Rent as if there had been no Taking.

     6.2  Restoration.  In case during the Term the Premises shall be destroyed
          -----------
or damaged by fire or casualty (hereinafter referred to as "Casualty") Tenant
                                                            --------
shall continue to pay the Fixed Rent and the Additional Rent as if there had been no such Casualty.

     6.3  Award.  Any amounts paid with respect to a Taking or Casualty shall be
          -----
held by the Landlord in a bank escrow account pursuant to an escrow agreement satisfactory to the Landlord and Tenant. At the time the Tenant purchases the Premises pursuant to Section 8.2, the escrowed funds will be transferred to the Tenant. In the event the Tenant and the Landlord elect to terminate this Lease, or if Landlord terminates this Lease (including Tenant's purchase obligations under Article 8) as a result of Tenant's default prior to such Taking or Casualty, such funds shall be retained by the Landlord.

                                  ARTICLE VII

                                    Defaults
                                    --------

     7.1  Events of Default.  An event of default ("Event of Default") shall
          ------ -- -------                         ----------------
occur if: (a) Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for ten (10) days after written notice from Landlord to Tenant, or (b) within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults, Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (c) Tenant abandons the Premises, or (d) Tenant permits the appointment of a receiver to take possession of Tenant's assets.

     7.2  Remedies.  In the event that an Event of Default occurs under this
          --------
Lease, Landlord shall have all remedies available under Pennsylvania law, including termination of this Lease, in which case all Fixed Rent and Additional Rent unpaid for the balance of the Lease Term shall become immediately due and payable. In the alternative, at Landlord's sole option, Tenant covenants after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated, including, without limitation, the payment of all Fixed Rent and Additional Rent. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, if any, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     7.3  Remedies Cumulative.  Except as otherwise expressly provided herein,
          -------- ----------
any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

     7.4  Landlord's Right to Cure Defaults.  Landlord may, but shall not be
          ---------- ----- -- ---- --------
obligated to, cure, at any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 7.6 from the date of payment by Landlord to the date of payment by Tenant.

     7.5  Effect of Waivers of Default.  Any consent or permission by Landlord
          ------ -- ------- -- -------
to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared in writing by Landlord) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

     The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     7.6  Interest on Overdue Sums.  If Tenant fails to pay Fixed Rent,
          -------- -- ------- ----
Additional Rent and other charges payable by Tenant to Landlord within two business days after the due date thereof, the amount so unpaid shall bear interest at a rate (the "Delinquency Rate") equal to two percent (2%) in excess
                         ----------------
of the Base Rate of The First National Bank of Boston, so-called, from time to time in effect or, if such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law, commencing with the due date and continuing through the day preceding the date on which payment of such delinquent payment with interest thereon is paid.

                                 ARTICLE VIII

                              Purchase Agreement
                              ------------------

     8.1  Purchase Agreement.  Subject to the terms, covenants and conditions
          -------- ---------
hereinafter set forth in this Article VIII, Landlord shall convey the Premises to Tenant on the Expiration Date.

     8.2  Sale Provisions.  Landlord shall sell and Tenant shall buy the
          ---- ----------
Premises upon the terms set forth in this Section 8.2:

          8.2.1  Premises Included.  Included in the sale as part of the
                 -------- --------
Premises are all improvements and the fixtures belonging to Landlord and used in connection therewith, including, if any, all furnaces, heaters, heating equipment, oil and gas burners and fixtures appurtenant thereto, air conditioning equipment and ventilators, hot water heaters, plumbing fixtures, fences, gates, trees, shrubs and plants.

          8.2.2  Title.  The Premises shall be conveyed by a good and sufficient
                 -----
warranty deed running to Tenant, or to the nominee designated by Tenant, and such deed shall convey a good and clear record and marketable title thereto, free from all encumbrances except,

               (a) provisions of existing building, zoning and environmental laws; and

          (b) any matters of record title existing as of the Execution Date of this Lease which are set forth in [insert description of title commitment
                                   --------------------------------------
referred to in Section 6.12 of the Stock Purchase Agreement] with respect to the
-----------------------------------------------------------
Premises (Landlord acknowledges that any mortgages, liens, attachments, levies or judgments of Landlord securing monetary obligations shall be released in connection with such conveyance);

          8.2.3  Purchase Price.  The Purchase Price for the Premises shall be
                 -------- -----
Five Hundred Thousand Dollars ($500,000) as adjusted pursuant to Section 8.2.4 hereof, plus any unpaid Fixed Rent or Additional Rent. The Purchase Price shall be paid at the time of delivery of the deed by certified check or wire transfer of federal funds to such bank account as Landlord shall designate.

          8.2.4  Adjustments.  In connection with the Stock Purchase Agreement,
                 -----------
dated as of March 31, 1997 (the "Stock Purchase Agreement"), among AmeriTruck
                                 ------------------------
Distribution Corp., a Delaware corporation ("AmeriTruck"), Landlord and Allways
                                             ----------
Services, Inc., a Tennessee corporation, Tenant shall be entitled to reduce the Purchase Price by the total amount of pending claims for indemnification by AmeriTruck or Tenant pursuant to Article 9 of the Stock Purchase Agreement or pursuant to the Tax Indemnification Agreement entered into pursuant to the Stock

Purchase Agreement (collectively, "Indemnity Claims").  In the event that the
                                   ----------------
Tenant reduces the Purchase Price payable for the Premises to reflect Indemnity Claims in the nature of costs to be incurred in the future, if such costs are never actually incurred the Tenant shall pay to Landlord that portion of the Purchase Price withheld plus interest at a rate of 8% per annum from the date the reduced Purchase Price was actually paid to the date the withheld portion of the Purchase Price is actually paid.

          8.2.5  AS-IS; WHERE-IS.  SUBJECT TO THE PROVISIONS OF THE STOCK
                 -----  --------
PURCHASE AGREEMENT, LANDLORD HAS MADE NO COVENANT, REPRESENTATION OR WARRANTY AS TO THE SUITABILITY OF THE PREMISES FOR ANY PURPOSE WHATSOEVER OR AS TO THE PHYSICAL CONDITION OF THE PREMISES OR RELATING TO THE LEGAL, ENVIRONMENTAL, LAND USE OR OTHER CONDITION OR STATUS OF THE PREMISES.

          8.2.6  Inability to Convey.  If Landlord shall be unable to give title
                 --------- -- ------
or to make conveyance or to deliver possession of the Premises, all as herein stipulated, then, at the option of either party, all obligations of all parties under this Section 8.2 shall cease and this Section 8.2 shall be void without recourse to the parties hereto.

          8.2.7  Acceptance of Title.  If Landlord is unable to comply with
                 ---------- -- -----
Section 8.2.2, Tenant shall have the election to accept such title as Landlord can deliver to the Premises in its then condition and to pay therefor the Purchase Price without deduction, in which case Landlord shall convey such title.

          8.2.8  Acceptance of Deed.  The offer by Landlord and acceptance of a
                 ---------- -- ----
deed by Tenant or its nominee, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation contained or expressed in this Section 8.2.

          8.2.9  Use of Purchase Money.  To enable Landlord to make conveyance
                 --- -- -------- -----
as herein provided, Landlord may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests.

          8.2.10  Apportionments.  Rent under this Lease shall be apportioned as
                  --------------
of the Closing Date. As Tenant is responsible for all taxes and utilities under this Lease, there should be no need for additional apportionments on the Closing Date; however, if the Landlord has prepaid any taxes or utilities or paid any of the same on behalf of Tenant, there shall be an appropriate adjustment in Landlord's favor on the Closing Date.

          8.2.11  Closing Costs.  Except as expressly provided in this
                  -------------
Agreement, at Closing of Tenant's purchase of the Premises, Landlord and Tenant shall each pay closing costs in accordance with customary practice for conveyancing in the county in Pennsylvania in which the Premises are located.
The Buyer will bear the expense of the title policy referred to in Section
8.2.2.


                                  ARTICLE IX

                           Miscellaneous Provisions
                           ------------------------

     9.1  Notices from One Party to the Other.  All notices required or
          ------- ---- --- ----- -- --- -----
permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given three business days after mailing to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand.

     9.2  Quiet Enjoyment.  Landlord agrees that upon Tenant's paying the rent
          ----- ---------
and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed as required hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     9.3  Lease Not to be Recorded.  Tenant agrees that it will not record this
          ----- --- -- -- --------
Lease. Both parties shall, upon the request of either, execute, deliver and record a notice of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the originally scheduled expiration of the term, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

     9.4  Landlord's Default.  Landlord shall not be deemed to be in default in
          ---------- -------
the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion, Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

     9.5  Signage.  Tenant may, at Tenant's sole cost and expense, erect or
          -------
place identifying signs or logos on the Building or the Premises. Any such signs shall be subject to Landlord's consent, not to be unreasonably withheld. In the event this

Lease is terminated other than through the purchase and sale provided for in
Section 8.2, the Tenant shall remove such signs.

     9.6  Brokerage.  Each of Tenant and Landlord warrants and represents to the
          ---------
other that it has had no dealings with any broker or agent in connection with this Lease other than the Broker set forth in Article I and covenants to defend with counsel approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than the Broker set forth in Article I with respect to its dealings in connection with this Lease or the negotiation thereof.

     9.7  Applicable Law and Construction.  This Lease shall be governed by and
          ---------- --- --- ------------
construed in accordance with the laws of the Commonwealth of Pennsylvania. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

     There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

     Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

     9.8  Submission Not an Offer.  The submission of a draft of this Lease or a
          ---------- --- -- -----
summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

     9.9  Effect of Stock Purchase Agreement.  In the event of any conflict
          ----------------------------------
between the provisions of this Lease and the Stock Purchase Agreement, the provisions of the

Stock Purchase Agreement shall prevail. The provisions of this Lease are not intended to modify or waive any of the Landlord's or Allways Services, Inc.'s obligations under the Stock Purchase Agreement. Without limiting the generality of the foregoing, any claims under Section 9.1 will be subject to the Landlord's and Allways Services, Inc.'s indemnification obligations provided for in Article 9 of the Stock Purchase Agreement, notwithstanding any provision in this Lease express or implied to the contrary. The Landlord agrees that Tenant is an intended beneficiary of Article 9 of the Stock Purchase Agreement.

     9.10  Time of Essence.  Time is of essence of this Lease.
           ---------------

     WITNESS the execution hereof under seal as of the day and year first above written.

                              Tenant:

                              TRAN-STAR, INC.


                              By:
                                  -------------------------
                                Name:
                                Title:



                              Landlord:

                              TRANSTAR SERVICES, INC.


                              By:
                                  --------------------------
                                Name:
                                Title:

                                                               Draft of 05/13/97


                                                                  Exhibit B-1 to
                                                        Stock Purchase Agreement
                                                        ------------------------

                           NON-COMPETITION AGREEMENT
                           -------------------------


     This NON-COMPETITION AGREEMENT (this "Agreement"), made as of this ____ day
                                           ---------
of ____________, 1997 by and between Allways Services, Inc., a Delaware corporation (the "Stockholder"), and AmeriTruck Distribution Corp., a Delaware
                  -----------
corporation (the "Company").
                  -------

     WHEREAS, the Company, the Stockholder, and Transtar Services Inc., a Delaware corporation ("Services"), are parties to a Stock Purchase Agreement,
                       --------
dated as of March 31, 1997 (the "Stock Purchase Agreement"), pursuant to which
                                 ----- -------- ---------
the Company will purchase from the Stockholder all of the outstanding capital stock (the "Stock") of Tran-Star, Inc., a Wisconsin corporation ("Tran-Star");
            -----                                                 ---------

     WHEREAS, the Stockholder is the sole stockholder of Tran-Star; and

     WHEREAS, the Company seeks to protect its investment in the business and goodwill of Tran-Star, and is not willing to purchase the Stock unless the Stockholder agrees to be bound by the non-competition provisions contained in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     (S)1.  Non-Competition.  The Stockholder acknowledges that the covenants
            ---------------
and agreements in this (S)1 are a condition precedent to the Company's obligation to purchase the Stock from the Stockholder under the Stock Purchase Agreement, and that the Company would not purchase and pay for the Stock but for the Stockholder's agreements herein. The Stockholder and the Company acknowledge that Tran-Star will provide services to customers located in markets throughout the United States and that engagement by the Stockholder in the Designated Industry (as hereinafter defined) anywhere in the United States could cause Tran-Star and the Company irreparable damage. The Stockholder will not
(a) engage in the Designated Industry anywhere in the United States, directly or indirectly, alone or as a shareholder, partner or consultant of any other business organization, (b) divert to any competitor of the Company or Tran-Star in the Designated Industry any customer of the Company or Tran-Star, or (c) solicit or encourage any officer, employee or consultant of the Company or Tran-Star to leave its employ for employment by or with the Stockholder or any competitor of the Company or Tran-Star. The foregoing restriction shall not prevent the Stockholder from owning five percent (5%) or less of the equity securities of any publicly traded company.

For purposes of this (S)1, the term "Designated Industry" shall mean the
                                     ---------- --------
business of providing transportation for commodities or goods requiring temperature control or providing brokerage or logistics services concerning commodities or goods requiring temperature control. If at any time the provisions of this (S)1 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this (S)1 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Stockholder agrees that this (S)1 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (S)2.  Confidential Information.  The Stockholder recognizes and
            ------------ -----------
acknowledges that certain of the assets of Tran-Star, including without limitation information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "Confidential Information") are valuable,
                                   ------------ -----------
special, and unique assets of Tran-Star. The Stockholder shall not disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as required by law, unless and until such Confidential Information becomes publicly known or available other than as a consequence of the breach by the Stockholder of its confidentiality obligations hereunder.

     (S)3.  Notices.  All notices, demands and other communications hereunder
            -------
shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

     If to the Company, to:

          AmeriTruck Distribution Corp.
          City Center Tower II
          301 Commerce
          Suite 1101
          Fort Worth, TX  76102

          Attention:  J. Michael May

     With a copy sent contemporaneously to:

          John R. Utzschneider, Esq.
          Bingham, Dana & Gould LLP
          150 Federal Street
          Boston, Massachusetts 02110

     If to the Stockholder, to:


          ---------------------------------

          ---------------------------------

          ---------------------------------

     With a copy sent contemporaneously to:

          Daniel E. Paulus, Esq.
          Frank & Frank
          1102 Seventeenth Avenue South
          Suite 300
          Nashville, TN  37212

     Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when received, (c) if mailed, three
(3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

     (S)4.  Consent to Service of Process.  Each party hereto agrees that
            ------- -- ------- -- -------
service of process upon it in any suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in (S)3.

     (S)5.  Remedies.  The Stockholder acknowledges and agrees that the
            --------
Company's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Stockholder of any of the provisions of this Agreement it is agreed that, in addition to its remedy at law, the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available; provided that nothing in this (S)5 shall restrict the Stockholder from opposing any such action. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach. For purposes of this (S)5, "threatened
                                                               ----------
breach" shall mean any indication, verbal or otherwise, of the Stockholder's
------
intention to breach, or of the Stockholder's impending breach of, any of the provisions of this Agreement.

     (S)6.  Severability.  If any provision of this Agreement is or becomes
            ------------
invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     (S)7.  Waivers.  No delay or omission by either party hereto in
            -------
exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     (S)8.  Counterparts.  This Agreement may be executed in several
            ------------
identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (S)9.  Assignment; Rights of Parties.  The rights and obligations of
            ----------  ------ -- -------
the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them.

     (S)10.  Entire Agreement.  This Agreement and the Stock Purchase
             ------ ---------
Agreement embodies the entire agreement between the Company and the Stockholder, and, except as otherwise expressly provided herein, this Agreement shall not be affected by reference to any other document.

     (S)11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
             --------- ---
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [DELAWARE] WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

     (S)12.  Construction.  The language used in this Agreement will be
             ------------
deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as an agreement under seal as of the day and the year first above written.

                              ALLWAYS SERVICES, INC.



                              -------------------------------------------------


                              AMERITRUCK DISTRIBUTION CORP.



                              By:
                                 ----------------------------------------------
                                 Title:

                                                               Draft of 05/13/97


                                                                  Exhibit B-2 to
                                                        Stock Purchase Agreement
                                                        ------------------------

                           NON-COMPETITION AGREEMENT
                           -------------------------


     This NON-COMPETITION AGREEMENT (this "Agreement"), made as of this ____ day
                                           ---------
of ____________, 1997 by and between Tran-Star Services, Inc., a Delaware corporation ("Services"), and AmeriTruck Distribution Corp., a Delaware
              --------
corporation (the "Company").
                  -------

     WHEREAS, the Company, Services, and Allways Services Inc., a Tennessee corporation ("Allways"), are parties to a Stock Purchase Agreement, dated as of
              -------
March 31, 1997 (the "Stock Purchase Agreement"), pursuant to which the Company
                     ----- -------- ---------
will purchase from Services all of the outstanding capital stock (the "Stock")
                                                                       -----
of Tran-Star, Inc., a Wisconsin corporation ("Tran-Star");
                                              ---------

     WHEREAS, Services is an affiliate of Tran-Star, and pursuant to the Stock Purchase Agreement will enter into a Lease Agreement (the "Lease") with Tran-
                                                           -----
Star whereby Tran-Star will lease from Services real property in Etters, Pennsylvania for a one year term and agree to purchase such real property at the end of the term for the price of $500,000; and

     WHEREAS, the Company seeks to protect its investment in the business and goodwill of Tran-Star, and is not willing to purchase the Stock and cause Tran-Star to enter into the Lease unless Services agrees to be bound by the non-competition provisions contained in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     (S)1.  Non-Competition.  Services acknowledges that the covenants and
            ---------------
agreements in this (S)1 are a condition precedent to the Company's obligation to purchase the Stock from Services under the Stock Purchase Agreement and cause Tran-Star to enter into the Lease, and that the Company would not purchase and pay for the Stock or cause Tran-Star to enter into the Lease but for Services' agreements herein. Services and the Company acknowledge that Tran-Star will provide services to customers located in markets throughout the United States and that engagement by Services in the Designated Industry (as hereinafter defined) anywhere in the United States could cause Tran-Star and the Company irreparable damage. Services will not (a) engage in the Designated Industry anywhere in the United States, directly or indirectly, alone or as a shareholder, partner or consultant of any other business organization, (b) divert to any competitor of the Company or Tran-Star in the Designated Industry any customer of the Company or Tran-Star, or (c) solicit or encourage any officer, employee or consultant of the Company or Tran-Star to leave its employ for employment by or with Services or any competitor of the Company or Tran-Star. The foregoing restriction shall not prevent Services from owning five percent (5%) or less of the equity securities of any publicly traded company. For purposes of this (S)1, the term "Designated Industry" shall mean the business of providing transportation for
 ---------- --------
commodities or goods requiring temperature control or providing brokerage or logistics services concerning commodities or goods requiring temperature control. If at any time the provisions of this (S)1 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this (S)1 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Stockholder agrees that this (S)1 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (S)2.  Confidential Information.  Services recognizes and acknowledges that
            ------------ -----------
certain of the assets of Tran-Star, including without limitation information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "Confidential Information") are valuable, special, and
                     ------------ -----------
unique assets of Tran-Star. Services shall not disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as required by law, unless and until such Confidential Information becomes publicly known or available other than as a consequence of the breach by Services of its confidentiality obligations hereunder.

     (S)3.  Notices.  All notices, demands and other communications hereunder
            -------
shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

     If to the Company, to:

          AmeriTruck Distribution Corp.
          City Center Tower II
          301 Commerce
          Suite 1101
          Fort Worth, TX  76102

          Attention:  J. Michael May

     With a copy sent contemporaneously to:

          John R. Utzschneider, Esq.
          Bingham, Dana & Gould LLP
          150 Federal Street
          Boston, Massachusetts 02110

     If to Services, to:

          --------------------------------

          --------------------------------

          --------------------------------

     With a copy sent contemporaneously to:

          Daniel E. Paulus, Esq.
          Frank & Frank
          1102 Seventeenth Avenue South
          Suite 300
          Nashville, TN  37212

     Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when received, (c) if mailed, three
(3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

     (S)4.  Consent to Service of Process.  Each party hereto agrees that
            ------- -- ------- -- -------
service of process upon it in any suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in (S)3.

     (S)5.  Remedies.  Services acknowledges and agrees that the Company's
            --------
remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Services of any of the provisions of this Agreement it is agreed that, in addition to its remedy at law, the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available; provided that nothing in this (S)5 shall restrict Services from opposing any such action. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach. For purposes of this (S)5, "threatened breach" shall mean any indication, verbal or otherwise, of Services'
 ---------- ------
intention to breach, or of Services' impending breach of, any of the provisions of this Agreement.

     (S)6.  Severability.  If any provision of this Agreement is or becomes
            ------------
invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     (S)7.  Waivers.  No delay or omission by either party hereto in
            -------
exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     (S)8.  Counterparts.  This Agreement may be executed in several
            ------------
identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (S)9.  Assignment; Rights of Parties.  The rights and obligations of
            ----------  ------ -- -------
the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them. .

     (S)10.  Entire Agreement.  This Agreement and the Stock Purchase
             ------ ---------
Agreement embodies the entire agreement between the Company and Services, and, except as otherwise expressly provided herein, this Agreement shall not be affected by reference to any other document.

     (S)11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
             --------- ---
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

     (S)12.  Construction.  The language used in this Agreement will be
             ------------
deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as an agreement under seal as of the day and the year first above written.



                              TRAN-STAR SERVICES, INC.



                              -------------------------------------------------


                              AMERITRUCK DISTRIBUTION CORP.



                              By:
                                 ----------------------------------------------
                                 Title:

                                                               Draft of 05/31/97


                                                                  Exhibit B-3 to
                                                        Stock Purchase Agreement
                                                        ------------------------

                           NON-COMPETITION AGREEMENT
                           -------------------------


     This NON-COMPETITION AGREEMENT (this "Agreement"), made as of this ____ day
                                           ---------
of ____________, 1997 by and between ProShell, Inc., a Delaware corporation

("ProShell"), and AmeriTruck Distribution Corp., a Delaware corporation (the
----------
"Company").
--------

     WHEREAS, the Company, Allways Services, Inc., a Delaware corporation

("Allways"), and Transtar Services Inc., a Tennessee corporation ("Services"),
---------                                                          --------
are parties to a Stock Purchase Agreement, dated as of March 31, 1997 (the

"Stock Purchase Agreement"), pursuant to which the Company will purchase from
------ -------- ---------
Allways all of the outstanding capital stock (the "Stock") of Tran-Star, Inc., a
                                                   -----
Wisconsin corporation ("Tran-Star");
                        ---------

     WHEREAS, ProShell is an affiliate of Tran-Star, and will recognize significant benefits as a result of the consummation of the transactions contemplated by the Stock Purchase Agreement, including the discharge of indebtedness owed to Norfolk Southern Corporation; and

     WHEREAS, the Company seeks to protect its investment in the business and goodwill of Tran-Star, and is not willing to purchase the Stock unless ProShell agrees to be bound by the non-competition provisions contained in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     (S)1.  Non-Competition.  ProShell acknowledges that the covenants and
            ---------------
agreements in this (S)1 are a condition precedent to the Company's obligation to purchase the Stock from Allways under the Stock Purchase Agreement, and that the Company would not purchase and pay for the Stock but for ProShell's agreements herein. ProShell and the Company acknowledge that Tran-Star will provide services to customers located in markets throughout the United States and that engagement by ProShell in the Designated Industry (as hereinafter defined) anywhere in the United States could cause Tran-Star and the Company irreparable damage. ProShell will not (a) engage in the Designated Industry anywhere in the United States, directly or indirectly, alone or as a shareholder, partner or consultant of any other business organization, (b) divert to any competitor of the Company or Tran-Star in the Designated Industry any customer of the Company or Tran-Star, or (c) solicit or encourage any officer, employee or consultant of the Company or Tran-Star to leave its employ for employment by or with ProShell or any competitor of the Company or Tran-Star. The foregoing restriction shall not prevent ProShell from owning five percent (5%) or less of the equity securities of any publicly traded company. For purposes of this (S)1, the term "Designated
                                                                     ----------
Industry" shall mean the business of providing transportation for commodities or
--------
goods requiring temperature control or providing brokerage or logistics services concerning commodities or goods requiring temperature control. If at any time the provisions of this (S)1 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this (S)1 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and ProShell agrees that this (S)1 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (S)2.  Confidential Information.  ProShell recognizes and acknowledges that
            ------------ -----------
certain of the assets of Tran-Star, including without limitation information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "Confidential Information") are valuable, special, and
                     ------------ -----------
unique assets of Tran-Star. ProShell shall not disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as required by law, unless and until such Confidential Information becomes publicly known or available other than as a consequence of the breach by ProShell of its confidentiality obligations hereunder.

     (S)3.  Notices.  All notices, demands and other communications hereunder
            -------
shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

     If to the Company, to:

          AmeriTruck Distribution Corp.
          City Center Tower II
          301 Commerce
          Suite 1101
          Fort Worth, TX  76102

          Attention:  J. Michael May

     With a copy sent contemporaneously to:

          John R. Utzschneider, Esq.
          Bingham, Dana & Gould LLP
          150 Federal Street
          Boston, Massachusetts 02110

     If to ProShell, to:

          ---------------------------------

          ---------------------------------

          ---------------------------------

     With a copy sent contemporaneously to:

          Daniel E. Paulus, Esq.
          Frank & Frank
          1102 Seventeenth Avenue South
          Suite 300
          Nashville, TN  37212

     Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when received, (c) if mailed, three
(3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

     (S)4.  Consent to Service of Process.  Each party hereto agrees that
            ------- -- ------- -- -------
service of process upon it in any suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in (S)3.

     (S)5.  Remedies.  ProShell acknowledges and agrees that the Company's
            --------
remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by ProShell of any of the provisions of this Agreement it is agreed that, in addition to its remedy at law, the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available; provided that nothing in this (S)5 shall restrict ProShell from opposing any such action. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach. For purposes of this (S)5, "threatened breach" shall mean any indication, verbal or otherwise, of
 ---------- ------
ProShell's intention to breach, or of ProShell's impending breach of, any of the provisions of this Agreement.

     (S)6.  Severability.  If any provision of this Agreement is or becomes
            ------------
invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     (S)7.  Waivers.  No delay or omission by either party hereto in
            -------
exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     (S)8.  Counterparts.  This Agreement may be executed in several
            ------------
identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (S)9.  Assignment; Rights of Parties.  The rights and obligations of
            ----------  ------ -- -------
the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them. .

     (S)10.  Entire Agreement.  This Agreement and the Stock Purchase
             ------ ---------
Agreement embodies the entire agreement between the Company and ProShell, and, except as otherwise expressly provided herein, this Agreement shall not be affected by reference to any other document.

     (S)11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
             --------- ---
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

     (S)12.  Construction.  The language used in this Agreement will be
             ------------
deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as an agreement under seal as of the day and the year first above written.


                              PROSHELL, INC.



                              --------------------------------------------------


                              AMERITRUCK DISTRIBUTION CORP.



                              By:
                                 ----------------------------------------------
                                 Title:

                                                     BD&G Draft 05/13/97 2:11 PM


                      [Letterhead of Frank & Frank, PLLC]

         [NOTE:  Subject to review and approval of Frank & Frank, PLLC]


                                                                    Exhibit C to
                                                                    ------- -
                                                        Stock Purchase Agreement
                                                        ------------------------

                           ________________ __, 1997



AmeriTruck Distribution Corp.
301 Commerce Street, Suite 1101
Fort Worth, TX  76102

       Re:  Tran-Star, Inc.
            ---------------

Ladies and Gentlemen:

       We have acted as counsel to Allways Services, Inc. a Tennessee corporation (the "Seller"), Tran-Star, Inc., a Wisconsin corporation ("Tran-
                  ------                                               ----
Star"), Transtar Services, Inc., a Delaware corporation ("Services"), in
                                                          --------
connection with the transactions contemplated by the Stock Purchase Agreement, dated as of March 31, 1997 (the "Purchase Agreement"), by and among AmeriTruck
                                 ------------------
Distribution Corp., a Delaware corporation (the "Buyer"), the Seller and the
                                                 -----
Services, pursuant to which the Buyer has agreed to purchase all of the outstanding capital stock of Tran-Star from the Seller. This opinion is being delivered to you pursuant to Section 6.5 of the Purchase Agreement. All capitalized terms that are used herein without definition have the meanings set forth for such terms in the Purchase Agreement. The Seller, Services and the Managers are sometimes referred to below as the "Selling Parties".
                                                 ---------------

       In connection with the rendering of this opinion, we have reviewed originals or copies of each of the Purchase Agreement, the Non-Competition Agreements, the Tax Agreement and the Lease Agreement (referred to hereinafter collectively as the "Acquisition Agreements"), copies of the charter documents
                     ----------------------
and by-laws of the Seller, Tran-Star and Services, resolutions of the Board of Directors of the Seller, Tran-Star and Services authorizing and/or ratifying the transactions contemplated by the Acquisition Agreements and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

       As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other states of mind), we have relied entirely upon representations made to us by the Seller and the directors and officers of Tran-Star, Services

AmeriTruck Distribution Corp.
_____________ __, 1997
Page 2


and the Seller and have assumed, without independent inquiry, the accuracy of such representations.

       As to any opinion below relating to the organization, existence, qualification or standing of Tran-Star, the Seller and Services in any jurisdiction, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit 1.
                                                    ------- -

       We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

       We have also assumed for purposes of rendering this opinion that any and all indebtedness owed by the Selling Parties to Norfolk Southern Corporation has been or will be paid in full and that all warrants, equity interests or other rights to acquire any equity interest in the Selling Parties held by Norfolk Southern Corporation have been extinguished.

       Whenever our opinion herewith with respect to the existence or absence of facts is indicated to be based upon our knowledge or awareness, it is intended to signify that during the course of our representation of the Selling Parties, as herein described, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inferences as to our knowledge as to the existence or absence of such facts should be drawn from our representation of the Selling Parties.

       Each opinion set forth below relating to the enforceability of any agreement or instrument against the Selling Parties is subject to the following general qualifications:

     (i) as to any agreement to which any of the Selling Parties is a party, we assume that such agreement is the binding obligation of each other party thereto;

     (ii) as to any agreement or instrument to which any of the Selling Parties is a party, we assume that each of the Selling Parties has received the agreed-to consideration therefor;

     (iii) the enforceability of any obligation of any of the Selling Parties may be limited by and are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation, readjustment of debt, marshaling or other laws and rules of law affecting the enforcement generally

AmeriTruck Distribution Corp.
_____________ __, 1997
Page 3


            of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

     (iv) no opinion is given herein as to the availability of any special or equitable relief of any kind;

     (v) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the discretion of the courts as to remedies and to the extent that certain indemnification provisions contained in the Acquisition Agreement may be limited or rendered unenforceable by considerations of public policy.

     We express no opinion as to the applicability of the antitrust laws of the United States of America or of any state, including but not limited to the H-S-R Act, to any of the transactions contemplated by the Purchase Agreement.

     Subject to the limitations set forth above and below, we have made such examination of law as we have deemed necessary for purposes of this opinion. This opinion is limited solely to the laws of the State of Tennessee as applied by courts located therein and the federal laws of the United States of America, to the extent that the same may apply to or govern such transactions. In rendering the opinions expressed herein, we have assumed that the laws of any other jurisdiction are identical in all relevant respects to those of the State of Tennessee. In this regard, we note that certain of the Acquisition Agreements contain provisions to the effect that the laws of a jurisdiction other than those recited in the preceding sentence are intended to be governing. For purposes of our opinion herein we have assumed, with your permission and without any independent investigation, that the laws of any such jurisdiction that may govern the Acquisition Agreements are identical in all relevant respects to the laws of the State of Tennessee.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. Each of the Seller, Tran-Star and Services is a corporation duly organized, validly existing and in corporate good standing under the laws of the States of Tennessee, Wisconsin and Delaware, respectively.

AmeriTruck Distribution Corp.
_____________ __, 1997
Page 4


     2. Each of the Seller, Tran-Star and Services has the corporate power to enter into the Acquisition Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Acquisition Agreements to which it is a party by each of the Seller, Tran-Star and Services and the consummation of the transactions contemplated thereby have been duly authorized by all required corporate action on the part of each of the Seller, Tran-Star and Services.

     3. The authorized capital stock of Tran-Star consists of 2,800 shares of Common Stock, no par value per share (the "Tran-Star Stock"). 206 shares of
                                           ---------------
Tran-Star Stock, which is all of the issued and outstanding capital stock of Tran-Star, are outstanding of record, all of which are duly authorized and validly issued, fully paid and non-assessable and are owned of record by the Seller and, to our knowledge, beneficially owned by the Seller. To the best of our knowledge, there are no outstanding options, warrants or other rights to subscribe for or purchase any securities of Tran-Star.

     4. The Acquisition Agreements have been duly executed and delivered by each of the Selling Parties a party thereto and each constitutes the legal, valid and binding obligation of each of the Selling Parties a party thereto, enforceable against each of the Selling Parties a party thereto in accordance with their terms.

     5. Neither the execution nor the delivery by each of the Selling Parties a party thereto of any of the Acquisition Agreements nor the consummation by each of the Selling Parties a party thereto of the transactions contemplated thereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of any of the Selling Parties pursuant to: (i) the Articles of Incorporation or By-Laws of any of the Seller, Tran-Star or Services, each as amended to date; (ii) to our knowledge, any agreement or commitment to which any of the Selling Parties is a party or by which any of the Selling Parties or any of their properties is bound or to which any of the Selling Parties or any of their properties is subject; or (iii) to the best of our knowledge, any Tennessee or federal statute or regulation or rule relating to any of the Selling Parties.

     6.   Except for (i) the filings and approvals referred to in Schedule
                                                                  --------
3.7 to the Purchase Agreement, or (ii) any filing and recording of documents
---
normally required in connection with the conveyance of title to personal and real property or Intellectual Property, to the best of our knowledge, no approval or consent or other action by, and no filing or registration with, any agency, authority or other unit of the State of Tennessee or of the federal government of the United States of America is required under existing law or regulations as a condition to the valid execution, delivery and performance by each of the

AmeriTruck Distribution Corp.
_____________ __, 1997
Page 5


Selling Parties of the Acquisition Agreements to which it is a party or the effectiveness of the transactions contemplated thereby.

     This opinion has been delivered solely for your use in connection with the transactions contemplated by the Purchase Agreement and may not be referred to or used for any other purpose or relied upon by any other person, except with our prior consent. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change, whether or not material, after the date hereof pertaining to any matter referred to herein which may be brought to our attention.

                         Your very truly,


                         FRANK & FRANK, PLLC

                                                       Draft of 05/13/97 2:08 PM


                                                                    Exhibit D to
                                                                    ---------
                                                        Stock Purchase Agreement
                                                        ------------------------



                              ___________ __, 1997


Allways Services, Inc.
Transtar Services, Inc.
455 Industrial Drive
Waupaca, Wisconsin  54981

       Re:  Tran-Star, Inc.
            ---------------

Ladies and Gentlemen:

       We have acted as special counsel to AmeriTruck Distribution Corp., a Delaware corporation (the "Buyer"), in connection with the transactions
                           -----
contemplated by the Stock Purchase Agreement, dated as of March 31, 1997 (the

"Purchase Agreement"), by and among the Buyer, Allways Services, Inc., a
-------------------
Tennessee corporation (the "Seller"), and Transtar Services Inc., a Delaware
                            ------
corporation ("Services"), pursuant to which the Buyer has agreed to purchase all
              --------
of the outstanding capital stock of Tran-Star, Inc., a Wisconsin corporation

("Tran-Star"), from the Seller.  This opinion is being delivered to you pursuant
-----------
to Section 7.5 of the Purchase Agreement. All capitalized terms that are used herein without definition have the meanings set forth for such terms in the Purchase Agreement.

       In connection with the rendering of this opinion, we have reviewed originals or copies of each of the Purchase Agreement, the Non-Competition Agreements, the Tax Agreement, the Employment Agreements and the Lease Agreement (referred to hereinafter collectively as the "Acquisition Agreements"), copies
                                              ----------------------
of the charter documents and by-laws of the Buyer, resolutions of the Board of Directors of the Buyer authorizing and/or ratifying the transactions contemplated by the Acquisition Agreements and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

       As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other states of mind), we have relied entirely upon representations made to us by officers of the Buyer and have assumed, without independent inquiry, the accuracy of such representations.

______________ __, 1997
Page 2


       As to any opinion below relating to the organization, existence, qualification or standing of the Buyer in any jurisdiction, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit 1.
          ------- -

       We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

       When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness the lawyers in this firm who have participated in the transactions contemplated by the Purchase Agreement have gained through participation in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

       Each opinion set forth below relating to the enforceability of any agreement or instrument against the Buyer is subject to the following general qualifications:

     (i) as to any agreement to which the Buyer is a party, we assume that such agreement is the binding obligation of each other party thereto;

     (ii) as to any agreement or instrument to which the Buyer is a party, we assume that the Buyer has received the agreed-to consideration therefor;

     (iii) the enforceability of any obligation of the Buyer may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

     (iv) no opinion is given herein as to the availability of any special or equitable relief of any kind;

     (v) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the discretion of the courts as to remedies and to the extent that certain

______________ __, 1997
Page 3


            indemnification provisions contained in the Acquisition Agreement may be limited or rendered unenforceable by considerations of public policy.

     We express no opinion as to the applicability of the antitrust laws of the United States of America or of any state, including but not limited to the H-S-R Act, to any of the transactions contemplated by the Purchase Agreement.

     Subject to the limitations set forth above and below, we have made such examination of law as we have deemed necessary for purposes of this opinion. In addition to the limitation in the preceding paragraph, this opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located therein, the General Corporation Law of the State of Delaware as applied by courts located in Delaware (the "DGCL"), and the federal laws of the United
                                    ----
States of America, to the extent that the same may apply to or govern such transactions. In this regard, we note that certain of the Acquisition Agreements contain provisions to the effect that the laws of a jurisdiction other than those recited in the preceding sentence are intended to be governing. For purposes of our opinion herein we have assumed, with your permission and without any independent investigation, that the laws of any such jurisdiction that may govern the Acquisition Agreements are identical in all relevant respects to the laws of the Commonwealth of Massachusetts.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. The Buyer is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

     2. The Buyer has the corporate power to enter into the Acquisition Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by the Buyer of the Acquisition Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all required corporate action on the part of the Buyer.

     3. Each of the Acquisition Agreements to which it is a party has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

______________ __, 1997
Page 4


     4. Neither the execution nor the delivery by the Buyer of any of the Acquisition Agreements to which it is a party nor the consummation by the Buyer of the transactions contemplated thereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of the Buyer pursuant to:
(i) the Certificate of Incorporation or By-Laws of the Buyer, each as amended to date; (ii) to our knowledge, any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject; or (iii) to our knowledge, any Delaware, Massachusetts or federal statute or regulation or rule relating to the Buyer.

     5. Except for (i) the filing and termination or expiration of the waiting period under the H-S-R Act and (ii) any filing and recording of documents normally required in connection with the conveyance of title to personal and real property or Intellectual Property, to our knowledge, no approval or consent or other action by, and no filing or registration with, any agency or governmental authority of the Commonwealth of Massachusetts, State of Delaware (under the DGCL) or of the federal government of the United States of America is required under existing law or regulations as a condition to the valid execution, delivery and performance by the Buyer of the Acquisition Agreements to which it is a party or the effectiveness of the transactions contemplated thereby.

     This opinion has been delivered solely for your use in connection with the transactions contemplated by the Purchase Agreement and may not be referred to or used for any other purpose or relied upon by any other person, except with our prior consent. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein.

                         Yours very truly,



                         BINGHAM, DANA & GOULD LLP